UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Papa John’s International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PIZZA

PAPA JOHN'S®

BETTER INGREDIENTS.
BETTER PIZZA.

Notice of Annual Meeting of Stockholders

Wednesday, May 2, 2018 11:00 a.m.	Papa John’s International, Inc. 2002 Papa John’s Boulevard Louisville, Kentucky

Items of Business

•	Election of the six directors nominated by the Board of Directors named in the attached Proxy Statement;
•	Ratification of the selection of KPMG LLP as the Company’s independent auditors for 2018;
•	Approve the Papa John’s International, Inc. 2018 Omnibus Incentive Plan;
•	Advisory approval of the Company’s executive compensation; and
•	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date  March 12, 2018

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 12, 2018 are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting. Following the formal items of business to be brought before the meeting, we will discuss our 2017 results and answer your questions. Please join us after the meeting for a slice of Papa John’s pizza!

Thank you for your continued support of Papa John’s. We look forward to seeing you on May 2.

By Order of the Board of Directors,

John H. Schnatter
Founder Chairman		March 28, 2018

Internet	Telephone	Mail	In Person

Visit the Web site noted on your proxy card to vote via the Internet.	Use the toll‑free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 2, 2018 — this Proxy Statement and the Papa John’s 2017 Annual Report are available at www.papajohns.com/investor.

Proxy Statement

The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on May 2, 2018 at the Company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky, and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 28, 2018.

At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of six directors to the Board of Directors; ratification of the selection of the Company’s independent auditors for 2018; approval of the Papa John’s International, Inc. 2018 Omnibus Incentive Plan; and an advisory approval of the Company’s executive compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 12, 2018 (except as noted otherwise), with respect to the beneficial ownership of common stock by (i) Mr. Schnatter and each of the other named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock.

			Percent of
	Amount and Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Outstanding
John H. Schnatter
P.O. Box 991339, Louisville, KY 40269	9,914,849	(3)	30.3%
Steven R. Coke	10,516	(4)	*
Christopher L. Coleman	26,000		*
Olivia F. Kirtley	193,110	(5)	*
Laurette T. Koellner	19,105	(6)	*
Sonya E. Medina	8,063		*
Timothy C. O’Hern	50,721	(7)	*
Steve M. Ritchie	109,845	(8)	*
Mark S. Shapiro	42,389		*
W. Kent Taylor	60,733		*
Lance F. Tucker	19,541	(9)	*
All 13 directors and current executive officers as a group	10,487,681	(10)	31.8%

*Represents less than one percent of class.

2018 Proxy Statement     1

PROXY STATEMENT

		Percent of
	Amount and Nature of	Common Stock
Other 5% Beneficial Owners	Beneficial Ownership(1)	Outstanding
JPMorgan Chase & Co(11)
270 Park Avenue
New York, NY 10017	1,794,932	5.1%
BlackRock Inc.(12)
55 East 52nd Street
New York, NY 10055	3,144,563	9.0%
The Vanguard Group(13)
100 Vanguard Blvd.
Malvern, PA 19355	2,078,859	5.9%
Eminence Capital, LP(14)
65 East 55th Street, 25th Floor
New York, NY 10022	2,192,305	6.5%
(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission (“SEC”). Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.

(2)	Includes the following shares subject to options exercisable within 60 days after March 12, 2018, and time‑based restricted stock over which the named persons have sole voting power.

	Options			Options
	exercisable	Restricted		exercisable	Restricted
Name	within 60 days	Stock	Name	within 60 days	Stock
John H. Schnatter	463,879	7,056	Timothy C. O’Hern	24,317	7,058
Steven R. Coke	6,017	1,234	Steve M. Ritchie	64,074	26,872
Christopher L. Coleman	18,543	1,924	Mark S. Shapiro	17,319	1,924
Olivia F. Kirtley	26,738	2,738	W. Kent Taylor	25,551	883
Laurette T. Koellner	10,591	1,924	Lance F. Tucker	19,541	—
Sonya E. Medina	4,855	2,029
(3)	Includes 64,500 shares held in a 501(c)(3) charitable foundation of which Mr. Schnatter has both voting and investment power, and 31,391 shares owned by Mr. Schnatter’s spouse.
(4)	Includes 1,513 shares held in the 401(k) Plan.
(5)

Ms. Kirtley also holds units deemed invested in 71,525 shares of common stock through a deferred compensation plan provided by the Company, 48,386 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 23,139 of which are not included in the shares reported.

(6)

Ms. Koellner also holds units deemed invested in 2,456 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.

(7)

Includes 4,110 shares owned by Mr. O’Hern’s spouse of which 1,928 are subject to options exercisable within 60 days after March 12, 2018, 210 are restricted stock, and 235 are held in the 401(k) Plan. Mr. O’Hern also holds units deemed invested in 1,532 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(8)	Includes 1,794 shares owned by Mr. Ritchie’s spouse of which 1,314 are subject to options exercisable within 60 days after March 12, 2018, and 266 are restricted stock.
(9)

Mr. Tucker also holds units deemed invested in 3,493 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported. Mr. Tucker’s last day of employment with the Company was March 2, 2018.

2     2018 Proxy Statement

PROXY STATEMENT

(10)

Includes 689,168 shares subject to options exercisable within 60 days, 68,641 shares of unvested restricted stock and 50,842 shares which may be acquired within 60 days of termination of service under the deferred compensation plan, held by all directors and executive officers. Holders of units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of the shares represented by these units.

(11)

All information regarding JPMorgan Chase & Co and its affiliates is based on a Schedule 13G filed with the SEC on January 10, 2018 by JPMorgan Chase & Co.  JPMorgan Chase & Co has sole power to vote 1,660,081 shares, shared power to vote 71 shares, sole dispositive power over 1,794,861 shares and shared dispositive power over 71 shares.

(12)

All information regarding BlackRock Inc. and its affiliates is based on an Amendment to Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. BlackRock has sole power to vote 3,075,251 shares and has sole dispositive power over 3,144,563 shares.

(13)

All information regarding The Vanguard Group is based on an Amendment to Schedule 13G filed with the SEC on February 9, 2018.  The Vanguard Group has sole voting power over 50,529 shares, shared voting power over 3,600 shares, sole dispositive power of 2,026,730 shares, and shared dispositive power of 52,129 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 48,529 shares or 0.13% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,600 shares or 0.01% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(14)

All information regarding Eminence Capital LP (“Eminence LP”) is based on a Schedule 13G filed with the SEC on March 12, 2018 by Eminence LP, Eminence GP, LLC (“Eminence GP”) and Ricky C. Sandler (“Sandler” and collectively with Eminence LP and Eminence GP, “Eminence”). Eminence LP has shared voting and dispositive power over 2,192,305 shares; Eminence GP has shared voting and dispositive power over 1,713,373 shares; and Sandler has shared voting and dispositive power over 2,192,305 shares.

2018 Proxy Statement     3

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

The Board has set March 12, 2018, as the record date (“Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the meeting. As of the Record Date, 32,216,478 shares of common stock, representing all of our voting stock, were issued and outstanding and eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights.

How many shares must be present to hold the Annual Meeting?

In accordance with the Company’s bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly and timely submitted your proxy as described below under “How can I submit my proxy?”

Abstentions and broker “non‑votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non‑vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank, trust or other nominee, then you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How can I submit voting instructions to my broker?”

How can I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

•	electronically, using the Internet;
•	over the telephone by calling a toll‑free number; or
•	by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company’s mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

How can I submit voting instructions to my broker?

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, trust or other nominee.

4     2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote if I hold shares in the Papa John’s International, Inc. 401(k) Plan?

If you hold shares of the Company’s common stock in the Papa John’s International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan’s trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

If you are a participant in the Company’s 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company’s 401(k) Plan in person at the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote:

•	FOR each of the nominees for director;
•	FOR the ratification of the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 30, 2018;
•	FOR approval of the 2018 Omnibus Incentive Plan; and
•	FOR the advisory approval of the Company’s executive compensation.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the proxies in accordance with the Board’s recommendations.

If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.

Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

•	by submitting a later‑dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;
•	by submitting a later‑dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;

2018 Proxy Statement     5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or
•	by voting in person at the Annual Meeting.

If you are a street name holder, you may change your vote only if you comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

If you are a participant in the Company’s 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan’s trustee.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director (with abstentions and broker non‑votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, approve the 2018 Omnibus Incentive Plan, and for the advisory approval of the Company’s executive compensation. In determining whether these three proposals have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the proposal.

If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee is permitted to vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee is not permitted to vote your shares at all.

What is householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver at your request only one copy of our fiscal 2017 Annual Report on Form 10-K and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also reduces waste.

Upon written or oral request, we will deliver a separate copy of our fiscal 2017 Annual Report on Form 10‑K and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents has been delivered.

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540‑7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A  number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement is being mailed to the stockholders on or about March 28, 2018 along with the Company’s fiscal 2017 Annual Report on Form 10‑K. We have also retained the firm of D.F. King to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company’s directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. The Company’s directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

6     2018 Proxy Statement

Corporate Governance

Principles of corporate governance that guide the Company are set forth in the Company’s Board of Director committee charters, the Company’s Corporate Governance Guidelines and the Company’s Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking “Investor Relations” and then “Corporate Governance.” (The information on the Company’s website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.

Majority Voting Standard for Director Elections

Our amended and restated bylaws provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct, which is the Company’s code of ethics applicable to all directors, officers and employees worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics and Business Conduct relating, among other things, to:

•	violations of the federal securities laws;
•	fraud or weakness in the Company’s accounting, audit or internal controls, financial statements and records; or
•	misconduct by any member of the Company’s senior management.

Any employee, stockholder, or interested party may contact the Company’s General Counsel, or submit a confidential, anonymous report by following procedures established by the Company, approved by the Corporate Governance and Nominating Committee of the Company’s Board of Directors and communicated to team members from time to time. Any employee, stockholder or interested party may also learn about these procedures for reporting issues and concerns by visiting our website at www.papajohns.com, by first clicking “Investor Relations” and then “Corporate Governance.”

Director Independence

The Board of Directors has determined that the following six of the Company’s seven current directors are “independent” as defined by applicable law and NASDAQ listing standards: Christopher L. Coleman, Olivia F. Kirtley, Laurette T. Koellner, Sonya E. Medina, Mark S. Shapiro, and W. Kent Taylor. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading “Committees of the Board of Directors.”

2018 Proxy Statement     7

CORPORATE GOVERNANCE

Based on such standards, John H. Schnatter is not independent because he was an executive officer of the Company until January 1, 2018, when he changed his status to a non-employee, Founder Chairman. Mr. Schnatter also has contractual relationships with the Company that define his role as our Founder Chairman and spokesperson as described in the Compensation Discussion and Analysis section.

Ms. Kirtley, our lead independent director and Chairman of the Compensation Committee, is a member of the board of directors of U.S. Bancorp. We have a banking relationship with U.S. Bancorp that predates Ms. Kirtley’s appointment to the U.S. Bancorp board of directors. Ms. Kirtley is also a member of the board of directors of Delta Dental. Based on a comprehensive request for proposal in 2009, the Company chose Delta Dental as its dental insurance carrier. The Board reviewed these relationships and determined that they do not impact Ms. Kirtley’s independence or her business judgment.

Mr. Shapiro, Chairman of the Corporate Governance & Nominating Committee and a member of the Audit Committee, is Co-President and Chief Content Officer of WME | IMG (“IMG”), a global sports and media business. The Company and the Papa John’s marketing fund have a business relationship with IMG College which predates Mr. Shapiro’s employment with IMG. The Board reviewed these relationships and determined that the dollar amount of the relationship between the Company and IMG is immaterial to IMG compared to IMG’s gross revenues, and that the relationship does not impact Mr. Shapiro’s independence or his business judgment.

Board Leadership Structure and Risk Management

During 2017, the positions of Chairman of the Board and Chief Executive Officer were held by our Founder, John Schnatter.  Effective January 1, 2018, the Board split the Chairman and CEO roles with the appointment of Steve Ritchie as President and Chief Executive Officer. The Board currently includes six independent directors and one non-independent director (John Schnatter).

The Board of Directors believes that Mr. Schnatter is best suited to serve as Chairman because, as our Founder, he is the director most familiar with our business, industry and franchise system, and can lead the Board in identifying and prioritizing our strategies and initiatives. Our independent directors and management have different perspectives and roles in business and strategy development. Our independent directors bring diverse experience, oversight and expertise from outside the Company and industry, while Mr. Schnatter offers specific Company and industry experience and expertise.

Under our Corporate Governance Guidelines, our independent directors elect a lead independent director. Olivia F. Kirtley currently serves as the lead independent director of the Board.  The Board believes having Mr. Schnatter serve as Chairman and Mr. Ritchie focusing on business matters in his role as Chief Executive Officer, together with a lead independent director having the duties described below, is in the best interests of stockholders at this time because it provides the appropriate balance for strategy development, leadership and independent oversight of management.

Our Board has three standing committees — Audit, Compensation, and Corporate Governance and Nominating. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. See “Committees of the Board of Directors” below for a description of each of these Board committees and its members. The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each, and that oversight includes a thorough and comprehensive annual review of the Company’s strategic plan. At the committee level, risks are reviewed and addressed as follows:

•

The Audit Committee oversees management of financial risks, legal and regulatory risks, food safety, information technology and cyber security risks, as well as the Company’s Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee’s agendas include discussions of individual and emerging risk areas throughout the year, and through its oversight of our Enterprise Risk Management program, the Audit Committee monitors management’s responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program is comprised of a cross‑functional management level Enterprise Risk Management team that helps establish a culture of managing and mitigating risk and coordination of risk management between our executive team and the Board.

•

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and also oversees succession planning. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, including a review of the plan design and governance aspects of our compensation programs discussed below in the Compensation Discussion and Analysis, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

8     2018 Proxy Statement

CORPORATE GOVERNANCE

•

The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct.

While each committee is responsible for evaluating and overseeing the management of such risks, the Board of Directors is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the President and Chief Executive Officer, Chief Financial Officer, General Counsel and other Company officers with roles in managing risks.

Lead Independent Director

In April 2017, our independent directors elected Olivia F. Kirtley to serve as the lead independent director of the Board. The lead independent director has the duties and responsibilities, as approved by the Board’s Corporate Governance and Nominating Committee, to perform the following functions:

•	preside at meetings of the Board in the absence of or when requested to do so by the Chairman;
•	serve as ex officio member of all standing Board Committees;
•	serve formally as liaison between the independent Board members, the Founder Chairman, and the Chief Executive Officer;
•	establish the dates, agendas, schedules and information distributed for each Board meeting, in conjunction with the Chief Executive Officer;
•	monitor information sent to the Board for quality, quantity and timeliness and discuss this information with the Chief Executive Officer;
•	as needed, call sessions of the independent directors and work with the other independent directors to establish the agenda for those sessions; and
•	make herself available for consultation with and direct communication from major stockholders.

Meetings of the Board of Directors

The Board held nine meetings in 2017. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2017.

Meetings of the Independent Directors

At both the Board and committee levels, the Company’s independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with regularly scheduled Board or committee meetings. The lead independent director chairs executive sessions of the Board of Directors.

Annual Meetings of Stockholders

The Company does not have a policy regarding director attendance at the Annual Meeting, but we encourage each of our directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. All of our directors attended the 2017 Annual Meeting of Stockholders, except for W. Kent Taylor, who could not attend due to a prior commitment.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NASDAQ listing standards, all of the committees are comprised solely of independent directors. Charters for each of our committees are available on the Company’s website at www.papajohns.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

2018 Proxy Statement     9

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. The Audit Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s Charter.

As previously noted, each member of the Audit Committee is independent as determined by the Company’s Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that each of Ms. Koellner, the Chair of the Audit Committee, and Mr. Coleman is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met five times during 2017.

Compensation Committee

The Compensation Committee oversees the Company’s compensation programs and is responsible for overseeing and making recommendations to the Board of Directors regarding the Company’s overall compensation strategies and succession planning. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company’s executive officers, including the executive officers named in the Summary Compensation Table below (our “named executive officers” or “NEOs”). The Committee has the authority to administer our equity plans and is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non‑employee directors, and for reviewing and approving the establishment of broad‑based incentive compensation, equity‑based, and retirement or other material employee benefit plans. The Committee also reviews risks, if any, created by the Company’s compensation policies and practices and provides recommendations to the Board on compensation‑related proposals to be considered at the Annual Meeting.

The Committee has the authority to retain compensation consultants, outside counsel and other advisers. The Committee has engaged Frederick W. Cook & Company (“F. W. Cook”) to advise it and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers. F. W. Cook does not provide any other services to the Company. The Committee performed an assessment of F. W. Cook’s independence to determine whether the consultant is independent and, based on that assessment, determined that the firm’s work has not raised any conflict of interest and the firm is independent. See “Compensation Discussion and Analysis” for a further description of the Compensation Committee’s use of F. W. Cook during 2017, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2017, and the Committee’s process in setting compensation.

The responsibilities of the Compensation Committee are more fully described in the Committee’s Charter. The Compensation Committee met five times during 2017.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, evaluates incumbent directors before recommending renomination, and recommends all such approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Corporate Governance and Nominating Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Corporate Governance and Nominating Committee recommended the nomination of six directors for election to the Board at the 2018 Annual Meeting.

In addition, the Committee develops and monitors the process for evaluating Board effectiveness, oversees the development and administration of the Company’s corporate governance policies and the Company’s compliance program with respect to the Company’s Code of Ethics and Business Conduct. It also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under “Approval of Related Person Transactions” below.

The responsibilities of the Corporate Governance and Nominating Committee are more fully described in the Committee’s Charter. The Corporate Governance and Nominating Committee met four times during 2017.

10     2018 Proxy Statement

CORPORATE GOVERNANCE

Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Nominations for Directors

Identifying Qualified Candidates

The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders.

The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Committee considers diversity in its nomination of directors to the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes diversity of race, ethnicity, gender, age, cultural background and personal and business backgrounds. This includes prior board service, financial expertise, international experience, industry experience, leadership skills, including prior management experience, and a variety of subjective factors. In addition, the Committee also considers qualifications that include: independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve and maintain the diversity of the Board. Although the Board does not establish specific goals with respect to diversity, the overall diversity of the Board is a significant consideration in the nomination process. Three of the six nominees for election at the 2018 Annual Meeting are women, and the Board’s collective experience covers a range of experience across different countries and industries. The Corporate Governance and Nominating Committee also considers the length of service of the Company’s Board members, balancing the value of long-standing Board service with the perspective of directors more recently joining the Board.

2018 Proxy Statement     11

CORPORATE GOVERNANCE

The charts below illustrate board composition by gender and tenure:

The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company’s strategic plan and maximize stockholder value in a highly competitive environment. In particular, the Company relies on the skills of its Board members described under “Item 1. Election of Directors” below.

The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Certificate of Incorporation and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than 10 days following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which public disclosure of the date of the meeting was made by the Company.

Nominations must be addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:

Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269‑0900

12     2018 Proxy Statement

Item 1. Election of Directors

The Board of Directors is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at seven members. W. Kent Taylor is not standing for re-election to our Board of Directors at the Annual Meeting. The Board has reduced the size of the Board to six members effective immediately prior to the commencement of the Annual Meeting. Directors are elected annually to one-year terms. All current directors other than Mr. Taylor have been nominated for election by the Board to hold office until the 2019 annual meeting and the election of their successors. Committee members and Chairs are appointed following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information concerning the nominees for election and their ages as of the date of this Proxy Statement.

Nominees for Election to the Board

Christopher L. Coleman
Age: 49 Director since 2012 Committees: Audit, Corporate Governance & Nominating

Mr. Coleman is based in the UK, where he is Group Head of Banking at Rothschild & Co. He is a Global Partner of Rothschild & Co, Chairman of Rothschild Bank International and also serves on a number of other boards and committees of the Rothschild & Co Group, which he joined in 1989.

Mr. Coleman’s extensive financial experience and international business acumen provide insight and expertise to the Board in these key areas.

Mr. Coleman currently serves as non-executive chairman of the board of Randgold Resources. Mr. Coleman has served on the board of Randgold Resources since 2008 (currently as the chairman of its governance and nomination committee and member of its remuneration committee and previously a member of its audit committee).

2018 Proxy Statement     13

ITEM 1. ELECTION OF DIRECTORS

Olivia F. Kirtley
Age: 67 Director since 2003 Lead Independent Director Committee: Compensation (Chair)

Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She is a former chief financial officer and former senior manager at a predecessor to the accounting firm Ernst & Young LLP (“Ernst & Young”). From 2014 to 2016, she served as President and Board Chairman of the International Federation of Accountants. She has also served as Chairman of the American Institute of Certified Public Accountants and Chairman of the AICPA Board of Examiners.

Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit, risk management and public company corporate governance and compensation. In addition to her expertise in audit and tax issues developed in part as a senior manager at a predecessor to Ernst & Young, Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President Finance and Chief Financial Officer at that company.

Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (including service as the chairman of its audit committee, chairman of its risk committee, and member of its governance, compensation and executive committees), as a director of ResCare, Inc. since 1998 (including service as the chairman of its audit committee and member of its governance committee), and as a director of Randgold Resources since 2017 (including service as a member of its audit and remuneration committees).

Laurette T. Koellner
Age: 63 Director since 2014 Committees: Audit (Chair); Compensation

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, a subsidiary of American International Group, Inc. (“AIG”) from June 2012 until its May 2014 sale to AerCap Holdings N.V. Ms. Koellner served as President of Boeing International, a division of The Boeing Company, where she held a variety of financial and business leadership roles from 1997 until 2008, including as a member of the Office of the Chairman and Boeing’s Chief Administration and Human Resources Officer. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corp, which merged with The Boeing Company in 1997.

As a former executive of a large publicly traded company, Ms. Koellner brings extensive experience to the Board in the areas of complex business operations, finance and accounting, and international business. In addition, she brings extensive corporate governance and compensation experience and insight as a director of other public companies.

Ms. Koellner served as an independent director of Hillshire Brands, Inc. from 2001 to 2014, when it was sold to Tyson Foods. She served as an independent director of AIG from 2009 to 2012. She currently serves on the board of directors of Celestica, Inc. (including service as the chairman of its audit committee, and member of its compensation and corporate governance and nominating committees), The Goodyear Tire & Rubber Company (including service as a member of its audit and finance committees) and Nucor Corporation (including service as a member of its compensation and executive development and corporate governance and nominating committees).

14     2018 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Sonya E. Medina
Age: 42 Director since 2015 Committee: Corporate Governance & Nominating

Ms. Medina is a government and public affairs strategist. She has served as a consultant to the City of San Antonio since March 2015, and as a consultant to Silver Eagle Distributors, the nation’s largest distributor of Anheuser-Busch products, since July 2013. She served as Vice President, Community and External Affairs for Silver Eagle Distributors from 2009 to 2013.  Ms. Medina served as a White House Commission Officer from 2001 to 2006 and again in 2008, and as Director of the AT&T Global Foundation from 2006 to 2008.

Ms. Medina brings leadership, strategy and multi-cultural marketing experience to the Board. She also brings insight into government affairs, through her prior experience as a White House Commission Officer.

She is active in community and civic affairs and currently serves on the Next Gen Board Leaders Advisory Council, a joint initiative launched by Nasdaq, Spencer Stuart and Boardroom Resources.

John H. Schnatter
Age: 56 Director since 1990 Founder Chairman

Mr. Schnatter founded Papa John’s in 1984 and opened the first Company restaurant in 1985. He currently serves as Founder Chairman. He previously served as Chief Executive Officer from April 2011 to December 2017, as Co‑Chief Executive Officer from April 2010 to April 2011, Chief Executive Officer from April 2009 to April 2010, Interim Chief Executive Officer from December 2008 to April 2009, Executive Chairman from 2005 until May 2007, as Chairman of the Board and Chief Executive Officer from 1990 until 2005, and as President from 1985 to 1990, from 2001 to 2005, and from 2014 to 2015.

Mr. Schnatter’s role as our Founder and brand spokesperson makes him uniquely qualified to chair the Board of Directors. Mr. Schnatter’s experience and entrepreneurial skills offer vision in leading the Board and building our brand, with a consistent focus on maintaining product quality and providing a superior customer service experience. His experience in research and development, quality assurance and supply chain management are critical to our business and our franchise business model.

2018 Proxy Statement     15

ITEM 1. ELECTION OF DIRECTORS

Mark S. Shapiro
Age: 48 Director since 2011 Committees: Audit; Corporate Governance & Nominating (Chair)

Mr. Shapiro has served as Co-President of WME | IMG since November 2016 and Chief Content Officer since September 2014. He served as Chief Executive Officer of Dick Clark Productions from May 2010 to October 2012, and as an executive producer at Dick Clark Productions from October 2012 until 2014. Prior to that, he served as a Director, President and Chief Executive Officer of Six Flags, Inc., a theme park company, from 2005 to 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc. where he served as Executive Vice President, Programming and Production and in various other capacities for both ESPN and ABC Sports.

Coupling his board service with experience in executive level positions at large organizations facing complex business challenges, Mr. Shapiro brings business acumen and operational expertise to many of the issues and challenges facing public companies, along with innovation and insight in the areas of content creation, marketing and branding.

Mr. Shapiro has served as a director of Live Nation Entertainment, Inc. since 2008 (including service on its compensation committee); as a trustee of Equity Residential since January 2010 (including service on its audit, compensation and nominating and governance committees); and as a director of Frontier Communications Corporation since March 2010 (including service on its nominating and governance and retirement plan committees). Mr. Shapiro is also Chairman of Captivate Network, a privately held company.

There are no family relationships among the Company’s directors and executive officers.

Director Not Continuing in Office

W. Kent Taylor
Age: 62 Director since 2011 Committee: Compensation

Mr. Taylor is the founder and Chief Executive Officer of Texas Roadhouse, Inc. a full‑service, casual dining restaurant chain with locations across the U.S. and in several foreign countries. He served as Chief Executive Officer of Texas Roadhouse from 2000 until 2004, and again from August 2011 to the present, and he has served as its executive Chairman since 2004. Before founding the Texas Roadhouse concept in 1993, Mr. Taylor founded and co‑owned Buckhead Bar and Grill in Louisville, Kentucky.

His more than 25 years of experience in the restaurant industry provided the Board with additional expertise in the Company’s industry, and he also brought to the Board experience in founding and serving as a chief executive officer and director of a public company.

The Board of Directors gratefully acknowledges the service of Mr. Taylor on the Board.

16     2018 Proxy Statement

s
Executive Compensation — Compensation Discussion and Analysis

Introduction

This discussion and analysis explains the Company’s compensation philosophies and programs for its named executive officers (“NEOs”) for fiscal year 2017: Steve M. Ritchie, President and Chief Executive Officer; John H. Schnatter, Chairman of the Board and Former Chief Executive Officer; Lance F. Tucker, former Senior Vice President, Chief Financial Officer and Chief Administrative Officer; and Timothy C. O’Hern, Senior Vice President and Chief Development Officer.

The Board promoted Mr. Ritchie to President and Chief Executive Officer effective January 1, 2018; he served as President and Chief Operating Officer in 2017. Mr. Schnatter served as Founder, Chairman and Chief Executive Officer in 2017 and he continues to serve as Founder Chairman. On March 2, 2018, Mr. Tucker left the Company to become chief financial officer of Jack in the Box Inc.

Executive Summary

We focus our compensation program for our NEOs and other executives on financial, strategic and operational goals established by the Board of Directors to create value for our stockholders. Our guiding compensation principle is to pay for performance, supporting our objective to create value for our stockholders by delivering on our Better Ingredients. Better Pizza. brand promise. Our compensation program is designed to motivate, measure and reward the achievement of our strategic goals without promoting excessive or unnecessary risk taking.

Tying Pay to Performance

To execute our strategy and continue to deliver strong growth, the Compensation Committee closely aligns the majority of NEO compensation to both short- and long-term performance objectives.  While salary is a fixed element of compensation, increases in salary are tied to individual performance, and all other elements of compensation are tied to Papa John’s overall performance.

In 2017, the Committee applied our pay-for-performance philosophy by:

•

Basing the 2017 Short‑Term Management Incentive Plan (“MIP”), our formula‑based annual cash incentive plan, on pre‑tax income as well as non‑income measures of net global unit development, and domestic and international combined comparables (comparable sales + comparable transactions), each of which we consider critical to our strategic, financial, and operational success. For the combined comparables performance metric, payouts were based on results compared to pre-established targets for performance, directly linking pay to performance. Consistent with our pay for performance philosophy, our pre-tax income and net global unit development metrics did not yield a payout in 2017 since those metrics fell short of threshold performance targets.  The Committee sets targets with the objective of providing challenging yet reasonably achievable goals. The 2017 MIP results reflect the rigor of our performance targets.

•

Granting performance‑based restricted stock units (“performance-based units”) that pay out only if the Company achieves targeted goals over three years on three key metrics: domestic system comparable sales, international system comparable sales, and net global unit openings. These metrics are the primary drivers of the Company’s business, and the targeted goals align with our strategic plan, align the interests of executives with long-term value creation and promote retention. Payouts under these awards are also subject to a threshold achievement of EPS growth. Payments under the performance-based unit plan for the three-year period ending at 2017 fiscal year end yielded a 66% payout.

•

Granting both stock option and restricted stock awards that vest over a period of years, tying executive compensation to long‑term service and the creation of long‑term stockholder value. Award levels are tied to individual performance and individual success in driving results.

The Committee believes the executive compensation structure has been effective in achieving sound financial and operating results in a challenging operating environment.

Consistent with our “pay for performance” compensation philosophy, executives with the greatest potential to impact the Company’s success receive a greater proportion of variable compensation. The Company believes that placing a heavier

2018 Proxy Statement     17

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

emphasis on “at-risk” or variable compensation focuses the NEOs on achieving the Company’s strategic and performance objectives. For 2017, 73% of our CEO’s compensation and 69% of our other NEOs’ compensation was tied to specific performance objectives or appreciation in our stock price.

Over the five-year period ending December 31, 2017, Papa John’s has delivered total shareholder return of 113%, with an annual compound shareholder return of 16% during that same period. A $100 investment in Papa John’s at the beginning of 2013 would have grown to $213 at the end of 2017 (assuming reinvestment of dividends).

18     2018 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Input/Say‑on‑Pay Vote

The Company considers input from stockholders, including the results of the annual advisory vote on executive compensation (“say‑on-pay proposal”), in determining compensation for our NEOs. At our 2017 annual meeting of stockholders, 99% of the votes cast were in favor of the say‑on‑pay proposal. Stockholders’ overwhelming support of our executive compensation program with respect to the NEOs was one of many factors the Committee considered in determining compensation for our NEOs, and in particular was a factor in not making significant changes to the program. The Compensation Committee will continue to consider the outcome of the Company’s say‑on‑pay votes when making future compensation decisions for the NEOs.

Governance Aspects of Our Executive Compensation Program

Consistent with stockholder interests and market best practices, our executive compensation program includes the following sound governance features:

•	No tax “gross‑ups” or “single‑trigger” change of control payments.
•	No guaranteed bonus or base pay increases.
•	No repricing or cash buyouts of underwater stock options.
•

Our annual grants of equity awards for executives and employees provide for a three‑year graded vesting period and performance-based units have a three-year period for full vesting of awards and rolling three-year performance periods.

•

Our incentive plans provide for the “claw back” of certain compensation payments in the event the Company is required to prepare an accounting restatement, and an executive received a cash or equity award based on the achievement of performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

•

Other risk mitigation features include stock ownership requirements, multiple performance metrics to deter excessive focus on a singular performance goal, and limits on quarterly payouts under the MIP, as well as an annual risk assessment by the Compensation Committee.

•	The Compensation Committee engages an independent compensation consultant.
•	No dividends or dividend equivalent rights on unexercised stock options or unearned performance‑based units.
•	No pledging Company stock by executive officers or directors.
•	No hedging or other derivative transactions in Company stock by executive officers or directors.

Competitive Compensation

Market pay levels and practices, including those of a self-selected peer group, are among many factors the Compensation Committee considers in making compensation decisions. The market review is intended to provide an external framework on the range and reasonableness of compensation and to ensure we are able to provide competitive compensation needed to attract and retain the caliber of leadership critical to success. The Compensation Committee reviews market data for all pay elements, but does not target NEO compensation with respect to a specific benchmark, such as “median” or “50th percentile.” The Compensation Committee believes that dependence solely on benchmark data can detract from the focus on the performance of the individual NEO and its relation to Company performance.

The Compensation Committee periodically reviews compensation practices of its self-selected peer group, developed in consultation with F. W. Cook, its independent compensation consultant. This peer group, listed below, was used in the 2017 compensation decisions. The Committee believes the companies in the peer group share many characteristics with the Company, including a common industry, similar market capitalization and other financial criteria and are an appropriate group of comparable companies with which we compete for executive talent.

2018 Proxy Statement     19

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP*

BJ's Restaurants, Inc.	Denny’s Corp.	Panera Bread Company
Brinker International, Inc.	DineEquity, Inc.	Red Robin Gourmet Burgers, Inc.
Buffalo Wild Wings, Inc.	Domino’s Pizza, Inc.	Sonic Corp.
The Cheesecake Factory, Inc.	Dunkin' Brands Group, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Jack in the Box Inc.	The Wendy’s Company
Cracker Barrel Old Country Store, Inc.	Krispy Kreme Doughnuts, Inc.

*BJ’s Restaurants, Inc. and Dunkin’ Brands Group, Inc. replaced CEC Entertainment and Ruby Tuesday, Inc. in the Company peer group in 2017.

Role of Compensation Consultant

The Compensation Committee directly retained F.W. Cook as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee regularly reviews and assesses F.W. Cook’s independence pursuant to SEC and NASDAQ rules and has determined that the firm is independent and has no conflicts of interest with the Company. The Committee seeks input from F. W. Cook on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis.

Role of the CEO in Compensation Decisions

In making 2017 compensation decisions, the Compensation Committee considered input from Mr. Schnatter, who reviewed the performance of the NEOs and other executives (other than himself), provided his recommendations to the Committee on NEO and other executives’ compensation, and provided perspective on the performance of the management team (other than himself). Our Senior Vice President, Human Resources, Chief Financial Officer, and President and Chief Operating Officer also supported the Compensation Committee’s executive compensation process in 2017 and regularly attended portions of Committee meetings at the invitation of the Committee. The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO present, and in accordance with NASDAQ rules, Mr. Schnatter was not present when his compensation was being discussed or approved.

Effective with his new responsibilities as CEO on January 1, 2018, the Committee expects that Mr. Ritchie will play a similar role as Mr. Schnatter did in 2017 with respect to compensation decisions.  The Compensation Committee expects to continue to seek the input of Mr. Schnatter in the Founder Chairman role in making compensation decisions.

Elements and Analysis of 2017 Executive Compensation

In 2017, the Compensation Committee continued its annual practice of reviewing for each NEO the following components of executive compensation, collectively referred to as “total direct compensation”:

•	base salary;
•	short‑term cash incentives (which may be realized only to the extent quarterly or annual performance targets are met); and
•	long‑term compensation, consisting of equity‑based incentives (a combination of performance‑based units, time‑based restricted stock, and stock options).

The Committee’s determination of each NEO’s compensation was based on a qualitative and quantitative review and assessment of many factors, including the individual’s performance, experience, scope of responsibilities, leadership and leadership development, and the importance of the NEO to the successful execution of our strategies.

Target total direct compensation for 2017 approved by the Compensation Committee for each NEO, other than Mr. Schnatter, increased from 2016 due to a number of factors, including succession planning, individual performance, and increased scope of responsibilities. The Compensation Committee believes NEO compensation is appropriate given the Company’s business, relative size, geographic location, scope of responsibilities of the NEOs, and performance.  Actual total cash compensation paid was dependent on the achievement of specific performance goals, discussed in detail below,

20     2018 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

while the ultimate value of long‑term equity awards will depend on future stock performance, and in the case of performance‑based units, the achievement of three-year performance goals.

Compensation of our Founder, Chairman and Chief Executive Officer

In 2017, the Compensation Committee reviewed Mr. Schnatter’s performance, including recognition of the growth of the Company under his leadership as Founder, Chairman and Chief Executive Officer and his unique and instrumental role in building the Papa John’s brand through his role as brand spokesperson. Although Mr. Schnatter’s performance warranted an increase in his base compensation, Mr. Schnatter requested that the Committee forgo an increase to his 2017 compensation and instead focus any compensation increases on his executive leadership team, including the other NEOs.  Mr. Schnatter’s 2017 base salary of $900,000, and his annual long‑term equity incentive award of stock options and restricted stock of $1,000,000 were consistent with his 2016 compensation. Additionally, Mr. Schnatter was granted performance‑based units covering a three‑year performance period from 2017‑2019, the same as the other NEOs. See “The Role of Equity Awards” section below for further details of the 2017‑2019 performance‑based units. The Compensation Committee considers Mr. Schnatter’s individual pay elements, and target total direct compensation, including the additional contractual obligations discussed below, against market data, and the Committee believes this compensation is reasonable in light of Mr. Schnatter’s performance, length of service, experience, and his unique roles and contributions to Papa John’s.  In late 2017, in light of the challenging sales results in the fourth quarter 2017, Mr. Schnatter requested the Committee forgo his third and fourth quarter MIP bonus and the final installment of the monthly Quality Service Incentive Plan (“QSIP”) bonus.

As Founder Chairman, Mr. Schnatter receives compensation under the August 9, 2007 Agreement for Services as Chairman (the “Chairman Agreement”), Agreement for Services as Founder (the “Founder Agreement”) and Exclusive License Agreement (the “License Agreement”). Under the Chairman Agreement and the Founder Agreement, the Company makes annual grants of stock options to Mr. Schnatter with a minimum grant date fair value of $600,000 ($300,000 under each agreement), or such greater amount as may be determined by the Compensation Committee. The Committee takes these contractual commitments and grants of stock options into account when assessing and determining Mr. Schnatter’s total compensation. The actual total grant date fair value of Mr. Schnatter’s awards made in February 2017 under the Chairman Agreement and the Founder Agreement was $660,000, reflecting Mr. Schnatter’s valuable contributions to the Company and to the strength and value of the Company’s brand. These grants were in addition to the awards granted to Mr. Schnatter under the Company’s annual long‑term incentive program.

In entering into these agreements in 2007, the Company’s Compensation Committee primarily focused on Mr. Schnatter’s key role as brand spokesperson, the critical nature of his public appearance services to the Company, and intellectual property rights associated with Mr. Schnatter’s name and likeness to the Company’s brand. The Compensation Committee believes that the arrangements continue to protect the long‑term value of the brand, and were entered into with the specific purpose of protecting the Company's right to use Mr. Schnatter's image, voice, photographs and film footage in connection with marketing and promotion of the brand over the long-term. The Company agreed that in exchange for the exclusive license grant, it will grant options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), and subject to termination provisions contained in the License Agreement, the term of the License Agreement continues for fifty (50) years following Mr. Schnatter’s death. These guaranteed amounts are only a small percentage of Mr. Schnatter's total compensation, and the stock options under the Chairman Agreement and the Founder Agreement are not on top of the other compensation awarded to Mr. Schnatter, but rather serve as an off-set to other compensation that might be awarded outside the agreements. The ultimate value of these stock options is highly sensitive to the performance of the Company. Further, the Committee has been advised by its independent compensation consultant that the arrangement is appropriate and used at companies in which a founder’s image and likeness is strongly associated with the brand.

On January 1, 2018, the status of Mr. Schnatter changed to a non-employee, Founder Chairman, and for 2018 Mr. Schnatter will be compensated for his services as Founder and a director of the Company under the agreements described above.

Consistent with our performance-based compensation philosophy, the total compensation of our CEO generally tracks relative to Company performance, and for the 2017 fiscal year, our CEO compensation decreased significantly. The following illustrates the alignment between Company performance, based on EPS growth, a key metric that correlates to long‑term stockholder value, and the compensation of our Founder, Chairman and Chief Executive Officer in 2017.

2018 Proxy Statement     21

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

* Represents 2017, 2016 and 2015 adjusted diluted EPS, which excludes the impact of special items that  increased 2017 reported EPS by $0.21, increased 2016 reported EPS by $0.19, and decreased 2015 reported EPS by $0.20. See page 36 of the Company’s Form 10‑K for a reconciliation of adjusted diluted EPS, a non‑GAAP measure, to diluted EPS, the most directly comparable GAAP measure.

Compensation of Other NEOs

In recognition of their substantial contributions to the Company’s profitable growth, to reflect their performance and expanding responsibilities and to encourage retention through competitive compensation levels, the Compensation Committee in February 2017, with the input of Mr. Schnatter, approved for each of the other NEOs a base salary increase, an annual equity award consisting of equal values of nonqualified stock options and restricted stock awards and a grant of performance-based units covering the 2017‑2019 three-year performance period.

The Role of Cash Compensation

Base Salary

Annual base salary increases are typically considered each year and upon organizational changes that may occur throughout the year. No executive officer has a guaranteed salary increase. The analysis for adjustments to base salary compensation takes into account all of the factors described under “Elements and Analysis of 2017 Executive Compensation” above.

Short-Term Cash Incentive Compensation

There were no significant changes to the structure of the short‑term incentive program as the Committee determined that the plan design effectively targeted the fundamental drivers of our business. All of the goals and weightings remained consistent with 2016. In 2017, our short‑term incentive program consisted of the MIP, which provides quarterly and annual cash payouts to the NEOs and others within the Company based upon achievement of pre‑established performance goals. Similar to prior years, we again included a 150% of target award limit on our non‑income metrics, which were net unit development (North America and International) and combined comparables (North America and International) (in each case, as defined and calculated in the table below). The 150% limit for the quarterly metrics is applied after aggregation of the two quarterly metrics on a weighted, combined basis. During payment calculations, any awards above 150% of target would be retained in a pool for potential payout at year‑end. To the extent actual pre‑tax income exceeded the 2017 budgeted amount, all or a portion of the additional awards retained in the pool as a result of the 150% limit during each payment date (along with amounts above 150% of target on the annual net development metrics) would be available for payment. The Company believes the plan design with built‑in limits prevents paying excessive awards when our pre-tax income does not meet our objectives for the full year, and is an important element in mitigating risk of focusing on short‑term performance. For 2017, all payments on our non-income metrics were below the 150% threshold; therefore, no amounts were retained in the pool for additional award payments to the NEOs or any other participant.

22     2018 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Overall payout under the MIP is capped at an individual level of 300% of annual base salary.

In 2017, performance metrics and the target and actual results of the MIP included:

						Actual
				Full Year		Payout		Award
Metric	Definition	Target		Actual Results		Percentage	Weighting	Frequency
Pre-Tax; Post-MIP Operating Income	Consolidated pre-tax corporate operating income.(1)	$100,300,000	(2)(3)	$83,600,000	(2)(3)	0%	45%	Annual
Net Development	Global system-wide store openings less store closings.	250 units	(2)	102 units	(2)	0%	25%	Annual
Combined Domestic Comparable Sales and Comparable Transactions (“North America Combined Comps”)	Domestic system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus domestic system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.		(2) (4)		(4)	36%	15%	Quarterly
Combined International Comparable Sales and Comparable Transactions (“International Combined Comps”)	International system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus international system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.		(2) (4)		(4)	107%	15%	Quarterly
(1)

Our plan design excludes PJ Food Service (commissary) income from the operating income component of the MIP results to appropriately incentivize our management team to control food costs for our franchise and corporate restaurants.

(2)

Any payout under the MIP is subject to threshold levels in each performance metric. For 2017, the threshold levels were Pre‑Tax Income of $94.8 million and Global Net Development of 125 units.  Please refer to Footnote (4) for discussion of Comparable Sales and Transactions targets.

(3)

The MIP design provides a target based upon a 52 week scale.  The fiscal 2017 year was a 53 week year, and the plan design provided for the budgeted impact of the 53rd week to be deducted from the final result, as disclosed in the table above.

(4)

We do not disclose comparable transactions for competitive reasons. For comparability purposes, the domestic combined comparables metric yielded a 139% award in 2016 and a 100% award in 2015.  Our combined international comparable sales and transactions metric yielded a 76% award in 2016 and a 122% award in 2015. Each of these percentage yields is expressed as a percentage of the applicable target awards.

Performance targets for each performance metric were set by the Committee in relation to the Company’s targets contained in the annual budget and operating plan. Achievement of these metrics beyond the targets established by the Committee results in payouts beyond the target award for each NEO, capped at 300% of annual base salary. In 2017, the MIP awards (expressed as a percentage of base salary and an actual dollar amount) for each current NEO were as follows:

2018 Proxy Statement     23

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

		Target
		Short-Term	Target	Actual
		Incentive	Short-Term	Short-Term	Actual
		Award	Incentive	Incentive	Award
		(% of Base	Award	Award	(% of 2017
Named Executive Officer	Title	Salary)	$(1)	$	Base Salary)
Steve M. Ritchie	President and Chief Executive Officer	75%	615,283	130,819	16%
John H. Schnatter	Founder, Chairman, and Former Chief Executive Officer	75%	675,000	84,660	9%
Lance F. Tucker	Former Senior Vice President, Chief Financial Officer, and Chief Administrative Officer	75%	396,088	84,215	16%
Timothy C. O’Hern	Senior Vice President and Chief Development Officer	75%	315,333	67,045	16%

(1)

Reflects pro‑rated annualized base salary due to increases in 2017 for all NEOs other than Mr. Schnatter. For Mr. Schnatter, the reduced payout reflects non-payment of the last two quarterly installments of the MIP, as he had requested.

Each NEO’s actual annual incentive award payment in the table above is determined by formula based on the Company’s achievement of the pre‑established performance targets. As noted above, each performance metric target is derived from the Board‑approved annual budget and operating plan. By tying the targets to the budget and operating plan, we believe that the plan rewards performance, and payments will generally correlate to our operating results in a given year. Actual 2017 results for all metrics produced an aggregate payout of 21% of target.

Our NEOs also participated in the QSIP, which did not materially increase their short‑term incentive potential. The QSIP is available to a wider group of employees and underscores the key customer service and quality fundamentals of our business. A $10,000 per participant total award was targeted for our NEOs based on an indexed achievement level with a maximum award of $24,970 per participant. In 2017, a total award of $6,826 was paid to each NEO under this plan (other than Mr. Schnatter who requested to forgo the last monthly payment and received a total of $6,281).

The Role of Equity Awards

Our long‑term incentive compensation program for executive officers consists of stock options, time‑vested restricted stock and performance‑based units.

Stock Options and Time‑Vested Restricted Stock. We award stock options because they are inherently performance‑based, meaning that their value only increases if the market price of our common stock increases over time. In addition, stock options and restricted stock provide long‑term compensation to our NEOs in the form of additional equity, helping to build a culture of ownership among our executives. Finally, we believe stock options and restricted stock awards are a strong executive retention tool and align the interests of our executives with the interests of stockholders. The options and time-vested restricted stock awarded in 2017 generally have a three‑year graded vesting schedule (i.e., one‑third vests per year), and the stock options have a ten‑year term.

The determination of the annual grant value levels is a function of a number of factors considered by the Compensation Committee, including market competitiveness, level of position within the organization, significance of the individual to the Company’s strategy and success, and the level of “total direct compensation” deemed to be appropriate for the NEO.

In February 2017, our Compensation Committee approved the annual grant of stock options and time‑based restricted stock to each NEO in accordance with our equity grant practices policy, with the effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on February 23, 2017, two days after the release of our fourth quarter and full‑year 2016 earnings.

Performance‑based Units.  We believe the performance‑based units encourage focus on the company’s long‑term strategic goals, motivate and retain our executive leadership team and align interests with the Company’s stockholders.  For each grant of performance-based units, a 10% EPS compounded annual growth rate over the applicable three‑year period and a threshold level with respect to achievement of each performance goal must be attained for the

24     2018 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

performance-based units to vest. Achievement of these metrics beyond the targets established by the Compensation Committee results in increasing payouts above the target award (calculated on a straight line basis) for each NEO.

In February 2017, the Committee approved a grant of performance‑based units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2017-2019) that will vest in February 2020 if the pre‑established Company performance targets are achieved at the end of the three‑year period.

The 2017 target performance metrics and the one-year results as of fiscal year‑end 2017 included:

			1-Year
			Results at
Metric	Definition	Target	FYE 2017	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	11.0%	0.1%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	17.3%	4.4%	20%
Number of Global Units at End of 2019	Domestic and international system-wide store openings less store closings	5,951 units	5,199 units	50%

The one-year EPS Compounded Annual Growth Rate was 3% at fiscal year-end 2017.

In February 2016, the Committee approved a grant of performance‑based units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2016‑2018) that will vest in February 2019 if the pre‑established Company performance targets are achieved at the end of the three‑year period.

The 2016 target performance metrics and the two-year results as of fiscal year‑end 2017 included:

			2-Year
			Results at
Metric	Definition	Target	FYE 2017	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	10.3%	3.5%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	18.4%	10.4%	20%
Number of Global Units at End of 2018	Domestic and international system-wide store openings less store closings	5,547 units	5,199 units	50%

The two-year EPS Compounded Annual Growth Rate was 22% at fiscal year-end 2017.

2018 Proxy Statement     25

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

In February 2015, the Committee approved a grant of performance‑based units to each NEO with the grant date value of $100,000 covering the three‑year performance period (2015‑2017) that vested in February 2018, since the pre‑established Company performance targets were achieved at the end of the three‑year period.

The 2015 performance share award yielded a 66% award payout in the form of shares of our common stock on February 26, 2018, based on the achievement of the following performance metrics against the pre-established Company performance targets for the three-year period.

			3-Year
			Results at
Metric	Definition	Target	FYE 2017	Weighting
3-Year Cumulative Domestic Comparable Sales	Average domestic same-store, year-over-year sales, an industry standard to measure company growth	9.0%	7.7%	30%
3-Year Cumulative International Comparable Sales	Average international same-store, year-over-year sales, an industry standard to measure company growth	18.2%	17.3%	20%
Number of Global Units at End of 2017	Domestic and international system-wide store openings less store closings	5,388 units	5,199 units	50%

The three-year EPS Compounded Annual Growth Rate was 17% at fiscal year-end 2017. Threshold performance targets were (i) for the three-year Cumulative Domestic Comparable Sales metric, 4.5%; (ii) for the three-year Cumulative International Comparable Sales metric, 9.2%; and (iii) for Global Units at End of 2017, 4,984 units.

Stock Ownership Guidelines

Stock ownership by our executive officers is a key consideration in making compensation decisions. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.

The ownership guidelines for our current NEOs are:

Ownership Guideline
Executive Officer	as a Multiple of BaseSalary (x)
Chief Executive Officer	5.0x
Chief Financial Officer, Chief Development Officer, Chief Marketing Officer, Chief Information and Digital Officer and Chief Ingredient Officer	3.0x
Other executive leadership team	1.0x

NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level, with annual progress required as follows: Year 1, 10%; Year 2, 25%; Year 3, 45%; Year 4, 70%; and Year 5, 100%. Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. Sources of ownership for measurement purposes include:

•	stock personally or otherwise beneficially owned directly or indirectly;
•	stock equivalent units held in our nonqualified deferred compensation plan;
•	stock held in a 401(k) account or other qualified retirement account, such as an IRA;
•	unvested restricted stock (excluding performance-based units); and
•	the net value (gross sale price, less option exercise price) of shares subject to vested, but unexercised, stock options.

26     2018 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee reviews the Stock Ownership Guidelines on an annual basis when considering annual equity grants. As of December 31, 2017, all NEOs exceeded the guidelines. In addition to this regular review, the Compensation Committee receives periodic reports detailing the extent to which each NEO has achieved the required ownership level. Our short‑term incentive program gives the Committee the discretion to award any portion of resulting payouts in the form of stock, instead of cash, to assist a participant in meeting the guidelines.

Tax and Accounting Policies

Deductibility of compensation expense under Code Section 162(m) of the Internal Revenue Code has not been a material consideration for our Compensation Committee to date based on the levels and types of compensation we pay. Code Section 162(m) limits the U.S. federal income tax deduction for compensation paid to our Chief Executive Officer, our Chief Financial Officer and certain other highly compensated executive officers (including, among others, our next three other most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) as of the end of the calendar year). Commencing with our 2018 fiscal year, the maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Code Section 162(m) will be $1,000,000 per officer. For years prior to 2018, we also were permitted to receive a tax deduction for “performance-based” compensation as defined under Code Section 162(m) without regard to the $1,000,000 limitation. However, recent U.S. tax legislation eliminated the performance-based exception. These new rules are effective starting in 2018 for us, except that certain equity awards (such as stock options) that we granted in 2017 and earlier may still be able to qualify as performance-based compensation. To the extent that in 2018 or any later year, the aggregate amount of any covered officer’s salary, bonus, and amount realized from option exercises and vesting of restricted stock, performance based units or other equity awards, and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000 in any year, we will not be entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year. The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers.

In setting total compensation for 2017, the Compensation Committee considered the impact of Section 162(m), and sought to preserve deductibility of a significant portion of the compensation paid to executive officers, while reserving some flexibility in awarding compensation, subject to the primary objective of achieving our compensation objectives, including the achievement of our strategic goals without promoting excessive or unnecessary risk taking.  For example, in 2017 our time‑based restricted stock awards, which further an important compensation objective, did not qualify for tax deductibility under Section 162(m) (prior to the change in tax law) to the extent the $1,000,000 limit was exceeded because the awards are subject only to time‑based vesting requirements.

We expense the cost of employee stock‑based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification “Compensation — Stock Compensation” (which we refer to as the ASC Stock Compensation Topic). We recorded stock‑based compensation expense of $10.4 million in 2017, $10.1 million in 2016 and $9.4 million in 2015. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017 and in this Proxy Statement.

COMPENSATION COMMITTEE

Olivia F. Kirtley, Chairman

Laurette T. Koellner

W. Kent Taylor

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

2018 Proxy Statement     27

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

								Change
								in Pension
								Value and
								Non-qualified
							Non-Equity	Deferred
				Stock	Option		Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards		Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)		($)(3)	($)	($)(4)	($)
Steve M. Ritchie	2017	820,377	—	700,108	600,008		137,645	—	8,100	2,266,238
President and Chief Executive Officer	2016	776,923	—	550,101	450,009		739,031	—	7,950	2,524,014
	2015	581,731	—	650,162	550,037		533,945	—	7,950	2,323,825
John H. Schnatter	2017	900,000		600,070	1,160,047	(5)	90,941	—	—	2,751,058
Founder, Chairman and	2016	900,000	—	600,099	1,160,017	(5)	874,023	—	—	3,534,139
Former Chief Executive Officer	2015	900,000	—	600,081	1,160,019	(5)	984,524	—	—	3,644,624
Lance F. Tucker	2017	528,118	—	400,073	300,014		91,041	—	—	1,319,246
Former SVP, Chief Financial Officer,	2016	512,692	—	357,604	257,506		490,010	—	7,950	1,625,762
and Chief Administrative Officer	2015	495,673	—	357,654	257,501		458,349	—	7,950	1,577,127
Timothy C. O’Hern	2017	420,443	—	300,114	200,003		73,871	—	50,699	1,045,130
SVP and Chief Development Officer	2016	407,692	—	300,109	200,013		391,990	—	34,722	1,334,526
	2015	391,538	—	300,093	200,020		364,678	—	7,950	1,264,279
(1)

Amounts in this column reflect the aggregate grant date fair value for each respective fiscal year related to both time-based restricted stock and performance-based units granted in 2017, 2016 and 2015. All fair values were computed in accordance with the applicable Accounting Standards Codification (ASC) Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal years ended December 31, 2017, December 25, 2016, and December 27, 2015, included in the Company’s Annual Report on Form 10-K. For each of 2017, 2016 and 2015, amounts reported include the value of performance-based units based on the probable outcome of performance conditions at 100% at the grant date resulting in a $100,000 value at the grant date for each NEO.

(2)

Amounts in this column reflect the aggregate grant date fair value for each respective fiscal year related to stock options granted in 2017, 2016 and 2015, respectively, computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal years ended December 31, 2017, December 25, 2016, and December 27, 2015, respectively, included in the Company’s Annual Report on Form 10-K.

(3)

Amounts in this column for 2017, 2016, and 2015 include payments earned by each NEO pursuant to the 2017, 2016, and 2015 Management Incentive Plans, based on corporate performance metrics for 2017, 2016 and 2015. The amounts in the Non-Equity Incentive Plan Compensation column for 2017, 2016 and 2015 also include payments earned by the NEO pursuant to the 2017, 2016 and 2015 QSIP, based on corporate performance during 2017, 2016 and 2015.

For the year ended December 31, 2017, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in March, 2018. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2017, respectively. Amounts in the table above for 2017 include a $6,281 payment for Mr. Schnatter and a $6,826 payment under the QSIP for the other NEOs.  All other amounts are pursuant to the MIP.  As discussed in the Compensation Discussion and Analysis, Mr. Schnatter chose to forego the last two installments of his MIP and such unpaid amounts are not included above.

For the year ended December 25, 2016, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2017. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2016, respectively. Amounts in the table above for 2016 include a $11,137 payment under the QSIP for each NEO.  All other amounts are pursuant to the MIP.

For the year ended December 27, 2015, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2016. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August and November, 2015, respectively. Amounts in the table above for 2015 include a $12,497 payment under the QSIP for each NEO.  All other amounts are pursuant to the MIP.

(4)

Amounts in this column include the Company’s matching contribution to the NEO’s account in the Company’s nonqualified deferred compensation account. In addition, for Mr. O’Hern, the amount in 2017 and 2016 includes $42,599 and $26,772, respectively, for the incremental cost to the Company for the personal use by Mr. O’Hern of an aircraft leased by the Company from Hampton Airways, Inc.

(5)

Pursuant to the terms of the Chairman Agreement, Founder Agreement and License Agreement described above under the Compensation Discussion and Analysis, we agreed to make annual grants of stock options to Mr. Schnatter with a minimum value of $600,000 ($300,000 under each of the Founder Agreement and Chairman Agreement), or such greater amount as may be determined by the Compensation Committee. The specific terms of each grant of stock options, including the grant date and exercise price, are determined by the Compensation Committee. Of the value in the Option Awards column for Mr. Schnatter, for each year, $660,000 of the amount relates to the grants under the Founder Agreement and Chairman Agreement. The Chairman Agreement will remain in effect so long as Mr. Schnatter is a director of the Company and remains Chairman as elected by our Board of Directors. The Founder Agreement will remain in effect until terminated by either party on 30 days’ notice. Under the License Agreement, Mr. Schnatter granted the Company an exclusive right to use his identity in the Company’s current and future operation. This license grant allows the Company to use Mr. Schnatter’s image, voice, photographs and film footage in connection with the Company’s marketing and promotion of the Papa John’s brand. We agreed that in exchange for the exclusive license grant, we will grant stock options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), subject to termination provisions contained in the License Agreement.

28     2018 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan‑Based Awards

The following table presents information with respect to the grants of plan‑based awards made by the Company to each of the NEOs during the fiscal year ended December 31, 2017.

									All Other	All Other
									Stock	Option			Grant
		Date of							Awards:	Awards:			Date Fair
		Compensation	Estimated Future Payouts			Estimated Future Payouts			Number	Number of		Exercise or	Value of
		Committee	Under Non‑Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities		Base Price	Stock and
		Meeting at	Awards(1)			Awards(2)			of Stock or	Underlying		of Option	Option
		Which Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards	Awards
Name	Grant Date	Was Approved	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)		($/Sh)	($)(5)
Steve M. Ritchie	1/1/2017	—	—	615,283	2,461,132	—	—	—	—	—		—	—
	1/1/2017	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/23/2017	2/15/2017	—	—	—	—	1,270	—	—	—		—	100,038
	2/23/2017	2/15/2017	—	—	—	—	—	—	7,618	—		—	600,070
	2/23/2017	2/15/2017	—	—	—	—	—	—	—	30,183	(i)	78.77	600,008
John H. Schnatter	1/1/2017	—	—	675,000	2,700,000	—	—	—	—	—		—	—
	1/1/2017	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/23/2017	2/15/2017	—	—	—	—	1,270	—	—	—		—	100,038
	2/23/2017	2/15/2017	—	—	—	—	—	—	6,348	—		—	500,032
	2/23/2017	2/15/2017	—	—	—	—	—	—	—	16,091	(ii)	78.77	330,015
	2/23/2017	2/15/2017	—	—	—	—	—	—	—	16,091	(ii)	78.77	330,015
	2/23/2017	2/15/2017	—	—	—	—	—	—	—	25,153	(i)	78.77	500,016
Lance F. Tucker	1/1/2017	—	—	396,088	1,584,354	—	—	—	—	—		—	—
	1/1/2017	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/23/2017	2/15/2017	—	—	—	—	1,270	—	—	—		—	100,038
	2/23/2017	2/15/2017	—	—	—	—	—	—	3,809	—		—	300,035
	2/23/2017	2/15/2017	—	—	—	—	—	—	—	15,092	(i)	78.77	300,014
Timothy C. O’Hern	1/1/2017	—	—	315,333	1,261,330	—	—	—	—	—		—	—
	1/1/2017	—	—	10,000	24,970	—	—	—	—	—		—	—
	2/23/2017	2/15/2017	—	—	—	—	1,270	—	—	—		—	100,038
	2/23/2017	2/15/2017	—	—	—	—	—	—	2,540	—		—	200,076
	2/23/2017	2/15/2017	—	—	—	—	—	—	—	10,061	(i)	78.77	200,003
(1)

Amounts in these columns represent plan awards pursuant to our annual MIP and QSIP, respectively, for the period commencing December 26, 2016. For the actual amounts paid to the NEOs pursuant to the MIP and QSIP during 2017, see the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)

Amounts in this column represent grants of performance-based units.  The 2017 performance-based units vest date is February 23, 2020, subject to achievement of performance conditions.  The final award payout is interpolated based on a sliding scale.  The performance units have no minimum or maximum payout.

(3)

Amounts in this column represent grants of time‑based restricted stock. At the time the Company pays dividends to holders of its common stock, recipients of time‑based restricted stock also receive dividends on the unvested and outstanding shares. The 2017 restricted stock grant vest dates are one-third on each of February 23, 2018, 2019 and 2020.

(4)	Amounts in this column represent grants of stock options. The 2017 stock option vest dates are indicated as follows:
(i)	one‑third on each of February 23, 2018, 2019 and 2020; and
(ii)	all shares on February 23, 2019.
(5)

Amounts in this column represent the full grant date fair value of each stock option award, time‑based restricted stock award and performance-based unit, as computed in accordance with the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

		Full Grant Date
		Fair Value
Equity Type	Grant Date	per Share ($)	Vesting
Stock Options	2/23/2017	19.8790	3-year graded
	2/23/2017	20.5093	2-year cliff
Time-Based Restricted Stock	2/23/2017	78.77	3-year graded
Performance-based Units	2/23/2017	78.77	3-year cliff

Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10‑K.

2018 Proxy Statement     29

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth information with respect to the outstanding equity awards at 2017 fiscal year‑end for the NEOs.

	Option Awards					Stock Awards
											Equity
									Equity		Incentive Plan Awards:
						Number of		Market Value of	Incentive Plan Awards:		Market or Payout
	Number of Securities					Shares or		Shares or	Number of Unearned		Value of Unearned
	Underlying Unexercised			Option		Units of Stock		Units of Stock	Shares, Units or Other		Shares, Units or Other
	Options			Exercise	Option	That		That	Rights That Have Not		Rights That Have Not
	Exercisable	Unexercisable		Price	Expiration	Have Not Vested		Have Not Vested	Vested		Vested
Name	(#)	(#)(1)		($)	Date	(#)(2)		($)(3)	(#)(2)(4)		($)(3)
Steve M. Ritchie	4,618	—		41.15	8/7/2024	—		—	—		—
	9,428	—		41.15	8/7/2024	—		—	—		—
	11,839	5,920	(i)	63.92	2/26/2025	—		—	—		—
	—	12,689	(ii)	72.51	8/6/2025	—		—	—		—
	918	459	(ii)	72.51	8/6/2025	—		—	—		—
	10,645	21,290	(iii)	59.03	2/25/2026	—		—	—		—
	—	30,183	(iv)	78.77	2/23/2027	—		—	—		—
	—	—		—	—	1,565	(i)	87,812	—		—
	—	—		—	—	3,104	(ii)	174,165	—		—
	—	—		—	—	115	(ii)	6,453	—		—
	—	—		—	—	5,083	(iii)	285,207	—		—
	—	—		—	—	7,618	(iv)	427,446	—		—
	—	—		—	—	—		—	1,064	(i)	59,701
	—	—		—	—	—		—	1,695	(v)	95,106
	—	—		—	—	—		—	1,270	(vi)	71,260
John H. Schnatter	37,932	—		18.46	2/22/2022	—		—	—		—
	47,020	—		18.46	2/22/2022	—		—	—		—
	47,020	—		18.46	2/22/2022	—		—	—		—
	27,212	—		26.01	2/28/2023	—		—	—		—
	34,012	—		26.01	2/28/2023	—		—	—		—
	34,012	—		26.01	2/28/2023	—		—	—		—
	19,320	—		32.77	5/9/2023	—		—	—		—
	19,518	—		50.59	2/27/2024	—		—	—		—
	19,518	—		50.59	2/27/2024	—		—	—		—
	29,664	—		50.59	2/27/2024	—		—	—		—
	19,732	9,866	(i)	63.92	2/26/2025	—		—	—		—
	19,466	—		63.92	2/26/2025	—		—	—		—
	19,466	—		63.92	2/26/2025	—		—	—		—
	11,827	23,656	(iii)	59.03	2/25/2026	—		—	—		—
	—	24,041	(v)	59.03	2/25/2026	—		—	—		—
	—	24,041	(v)	59.03	2/25/2026	—		—	—		—
	—	25,153	(iv)	78.77	2/23/2027	—		—	—		—
	—	16,091	(vi)	78.77	2/23/2027	—		—	—		—
	—	16,091	(vi)	78.77	2/23/2027	—		—	—		—
	—	—		—	—	2,608	(i)	146,335	—		—
	—	—		—	—	5,648	(iii)	316,909	—		—
	—	—		—	—	6,348	(iv)	356,186	—		—
	—	—		—	—	—		—	1,064	(i)	59,701
	—	—		—	—	—		—	1,695	(v)	95,106
	—	—		—	—	—		—	1,270	(vi)	71,260
Lance F. Tucker	7,318	—		50.59	2/27/2024	—		—	—		—
	8,879	4,440	(i)	63.92	2/26/2025	—		—	—		—
	1,192	597	(ii)	72.51	8/6/2025	—		—	—		—
	6,091	12,183	(iii)	59.03	2/25/2026	—		—	—		—
	—	15,092	(iv)	78.77	2/23/2027	—		—	—		—
	—	—		—	—	1,174	(i)	65,873	—		—
	—	—		—	—	150	(ii)	8,417	—		—
	—	—		—	—	2,909	(iii)	163,224	—		—
	—	—		—	—	3,809	(iv)	213,723	—		—
	—	—		—	—	—		—	1,064	(i)	59,701
	—	—		—	—	—		—	1,695	(v)	95,106
	—	—		—	—	—		—	1,270	(vi)	71,260
Tiimothy C. O’Hern	10	—		26.01	2/28/2023	—		—	—		—
	963	—		50.59	2/27/2024	—		—	—		—
	7,301	3,651	(i)	63.92	2/26/2025	—		—	—		—
	550	276	(ii)	72.51	8/6/2025	—		—	—		—
	4,731	9,463	(iii)	59.03	2/25/2026	—		—	—		—
	—	10,061	(iv)	78.77	2/23/2027	—		—	—		—
	—	—		—	—	965	(i)	54,146	—		—
	—	—		—	—	69	(ii)	3,872	—		—
	—	—		—	—	2,260	(iii)	126,809	—		—
	—	—		—	—	2,540	(iv)	142,519	—		—
	—	—		—	—	—		—	1,064	(i)	59,701
	—	—		—	—	—		—	1,695	(v)	95,106
	—	—		—	—	—		—	1,270	(vi)	71,260

30     2018 Proxy Statement

EXECUTIVE COMPENSATION

(1)	The vesting schedule is as follows:
(i)	all shares on February 26, 2018;
(ii)	all shares on August 6, 2018;
(iii)	one-half of the shares on each of February 25, 2018 and 2019;
(iv)	one-third of the shares on each of February 23, 2018, 2019 and 2020;
(v)	all shares on February 25, 2018; and
(vi)	all shares on February 23, 2019.
(2)	The vesting schedule is as follows:
(i)	all shares on February 26, 2018;
(ii)	all shares on August 6, 2018;
(iii)	one‑half of the shares on each of February 25, 2018, and 2019;
(iv)	one-third of the shares on each of February 23, 2018, 2019 and 2020;
(v)	all shares on February 25, 2019; and
(vi)	all shares on February 23, 2020.
(3)	Value determined by multiplying the number of shares or units by the closing price of our common stock at fiscal year end, $56.11.
(4)

In 2015, 2016 and 2017 we granted performance-based units to each of our named executive officers. The performance-based units vest subject to achievement of performance targets measured at the end of the three-year period ending at 2017 fiscal year end for the 2015 grant, ending at 2018 fiscal year end for the 2016 grant, and ending at 2019 fiscal year end for the 2017 grant.  The value of the 2015 performance-based units in the table above is based on the actual final performance at 66% of target, as certified by the Compensation Committee, and the closing price of our common stock on December 31, 2017.  The value of the 2016 and 2017 performance-based units in the table above is based on performance at  100% of target and the closing price of our common stock on December 31, 2017. Due to the contingent and uncertain nature of the ultimate performance of the Company for the 2016 and 2017 performance-based units over the three-year performance period ending at 2018 and 2019 fiscal year-end, respectively, the ultimate value of the 2016 and 2017 performance-based units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement for the performance-based units are estimates based on the assumptions noted. The value of the 2016 performance-based units based on the estimated performance results at December 31, 2017 of 54% is approximately $51,000 for each NEO. The value of the 2017 performance-based units based on the estimated performance results at December 31, 2017 of 0% represents $0.00 for each NEO.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options exercised and stock vesting by the NEOs during the 2017 fiscal year.

					Performance-based Units
	Option Awards		Restricted Stock		Paid February 2017(1)
	Number of	Value	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized	Shares	Realized
	Acquired	on Exercise	Acquired	on Vesting	Acquired	on Vesting
Name	on Exercise	($)(2)	on Vesting	($)(3)	on Vesting	($)(3)
Steve M. Ritchie	10,396	401,494	6,525	514,082	2,419	190,012
John H. Schnatter	—	—	8,726	686,242	2,419	190,012
Lance F. Tucker	—	—	3,997	314,120	2,419	190,012
Timothy C. O’Hern	22,330	1,040,006	3,007	236,481	2,419	190,012
(1)	The performance-based units were determined based on performance achieved over the 2014-2016 performance period and were paid in February 2017 for all NEOs.
(2)

Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(3)	Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

2018 Proxy Statement     31

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at Last
	Contributions	Contributions	Earnings in	Withdrawals/	Fiscal Year
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	End
Name	Year ($)(1)	Year ($)(2)	Year ($)	($)	($)(3)
Steve M. Ritchie	93,956	8,100	60,571	—	458,066
John H. Schnatter	—	—	28,598	26,583	154,546
Lance F. Tucker	—	—	(43,402)	—	797,962
Timothy C. O’Hern	33,636	8,100	(9,196)	—	396,120
(1)

Amounts in this column represent amounts disclosed in the Summary Compensation Table above, as follows: (i) for Mr. Ritchie, $81,531 of salary, and $12,425 of 2017 incentive compensation; (ii) for Mr. O'Hern, $33,636 of salary.

(2)	Amounts in this column represent the value of matching contributions credited to the nonqualified deferred compensation plan in 2018 as a result of 2017 deferral elections.
(3)

Amounts in this column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements) or in Note (1) above.

Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management or highly compensated employees (as defined under ERISA) who are specifically designated as eligible to participate by our Chief Executive Officer or another officer authorized to make those determinations, including our NEOs.

Participants can defer up to 100% of their base salary and up to 100% of their short‑term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more publicly traded mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except our common stock) on any business day. Elections of deferral amounts may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan. We match the amounts deferred by the same discretionary match percentage announced, and with the same limitations, for the 401(k) Plan for the plan year.

Change in Control and Termination Payments

Employment Agreements

We are party to employment agreements with members of our executive leadership team in 2017, other than with Mr. Schnatter who served in an executive capacity throughout 2017 without an employment agreement (collectively, the “Employment Agreements”). Each of the Employment Agreements was initially entered into for a three‑year term, and automatically renews for successive one‑year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term. Each of the Employment Agreements provides for a minimum annual base salary, annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. In the event the executive’s employment is terminated by the Company prior to the end of the term of the applicable Employment Agreement other than for “cause” (as defined in the applicable Employment Agreement), the executive is entitled to receive nine months’ base salary, pro rata cash bonus for the year of termination and a credit for an additional six months of service for purposes of vesting in outstanding stock options and time‑based restricted stock. In the event of an executive’s termination without cause following a change in control before the end of the term of the applicable Employment Agreement, or by the executive for “good reason” following a change in control (as defined in the applicable Employment Agreement), the executive is entitled to receive the lesser of the total of the executive’s base salary and pro rata cash bonus through the remainder of the term or nine months’ base salary. In the case of termination of employment due to death or disability, the applicable Employment Agreement provides for payment of base salary through the date of termination and pro rata bonus. In addition to the Employment Agreements, our equity plans provide for certain benefits upon change in control, death and disability as described generally below.

Equity Plan Provisions

Under the terms of our 2011 Omnibus Incentive Plan (“2011 Plan”), upon a change in control in a corporate transaction in which awards are not assumed: (i) all grantees of shares of restricted stock and options will be credited with an additional 12 months of service from the grant date for purposes of vesting; and (ii) notice will be given to grantees of vested options that such options will remain exercisable for a period of fifteen days and thereafter terminated, or the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay to the holder of vested

32     2018 Proxy Statement

EXECUTIVE COMPENSATION

options and/or restricted stock an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the price per share paid to holders of shares of stock and, in the case of options, equal to the product of the number of shares of stock subject to the option multiplied by the amount, if any, by which the price per share paid to holders of shares of stock pursuant to the transaction exceeds the option price. The plans contain additional provisions in the event of a transaction in which awards are assumed.

In addition, if an NEO is terminated for cause (as defined under our plans), then all outstanding options under our equity plans, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his personal representative within 90 days after the date of termination. In the event of an NEO’s death or disability while employed by the Company, all then outstanding options become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of disability. Under the plans, if an NEO’s employment is terminated for any reason other than death or disability prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions including vesting requirements, will immediately lapse.The following table is intended to reflect projected potential payouts under the Employment Agreements and our equity plans, other than those available generally on a nondiscriminatory basis to all salaried employees. The table provides for a range of potential separation events for each of the NEOs, calculated as if the separation event occurred on December 31, 2017. The actual amounts to be paid can only be determined at the time of the actual event.

		Involuntary
	Change in	(Not for Cause)	Retirement	Death/Disability
Name	Control ($)(1)	Termination ($)(2)	($)	($)
Steve M. Ritchie
Salary	675,000	675,000	—	—
Bonus(3)	—	477,719	—	477,719
Stock Options(4)	—	—	—	—
Restricted Stock(4)	553,469	372,851	—	981,083
Performance-based Units(5)	109,095	38,754	—	182,919
Totals:	1,337,564	1,564,324	—	1,641,721
John H. Schnatter
Salary	—	—	—	—
Bonus	—	—	—	—
Stock Options(4)	—	—	—	—
Restricted Stock(4)	423,518	—	—	819,430
Performance-based Units(5)	109,095	38,754	—	182,919
Totals:	532,613	38,754	—	1,002,349
Lance F. Tucker
Salary	397,838	397,838	—	—
Bonus(3)	—	307,771	—	307,771
Stock Options(4)	—	—	—	—
Restricted Stock(4)	227,077	218,661	—	451,237
Performance-based Units(5)	109,095	38,754	—	182,919
Totals:	734,010	963,024	—	941,927
Timothy C. O’Hern
Salary	316,725	316,725	—	—
Bonus(3)	—	245,158	—	245,158
Stock Options(4)	—	—	—	—
Restricted Stock(4)	168,891	165,020	—	327,346
Performance-based Units(5)	109,095	38,754	—	182,919
Totals:	594,711	765,657	—	755,423
(1)

Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as salary are estimates of the “double trigger” cash severance payments that would be payable to the executive (other than Mr. Schnatter) under his applicable agreements assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.

2018 Proxy Statement     33

EXECUTIVE COMPENSATION

(2)

Termination for cause under the Employment Agreements is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non‑competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company.

(3)

The Employment Agreements provide for pro rata bonus upon involuntary (not for cause) termination and death (provided that any applicable performance measures are achieved). The amounts shown in the table assume target performance.

(4)

Assumed stock option value calculated for in‑the‑money stock options based on $56.11 per share, the closing price of our common stock at fiscal year end, less the exercise price per share. Assumed all outstanding stock option and time‑based restricted stock grants receive twelve months additional vesting credit in case of change‑in‑control, six months additional vesting in case of involuntary (not for cause) termination (other than Mr. Schnatter who does not have an employment agreement), and fully vested in case of death/disability. Assumed restricted stock values were calculated at $56.11 per share, the closing price of our common stock at fiscal year‑end.

(5)

Under the terms of our 2011 Plan, for performance-based units, the amount in the Change in Control column for 2015 performance-based units is based on the final actual performance results of 66%, as of December 31, 2017 and assumes a value of $56.11 per share, the closing price of our common stock at fiscal year end 2017; for 2016 performance-based units, amount is based on the estimated performance results of 54% as of December 31, 2017 and assumes a value of $56.11 per share, the closing price of our common stock at fiscal year end 2017. For death and disability termination, 2015 performance-based units is based on final actual results of 66%; 2016 performance-based units is based on the estimated performance results of 54% and subject to pro-ration and assumed value of $56.11 per share; for involuntary (not for cause) termination, performance awards calculated as death and disability described above but further discounted by one-third. No amounts are included under involuntary (not for cause) termination, or death or disability for 2017 performance-based units because no pro rata payout is applicable for these awards less than 18 months from the grant date. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance periods, the ultimate value of these awards at the end of the applicable performance period is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.

Director Compensation

At the request of the Compensation Committee, in 2016 and again in 2017, F. W. Cook completed a market analysis of the Company’s compensation program for non‑management directors, including competitiveness of our compensation practices, mix of equity versus cash compensation, and peer group analysis using the peer group identified above as well as other publicly available data. No changes were made to the director compensation program from 2016 to 2017, and director compensation will remain unchanged for 2018.

We pay four primary components of compensation to our non‑management directors: an annual cash retainer, committee retainer, committee chairman retainer, and equity awards. Our equity awards consist of a combination of stock options and restricted stock. Within five years of their election to the Board of Directors, all non‑management directors are required to hold five times the standard annual cash retainer for board service of $50,000, or $250,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased‑in ownership requirement of the policy.

Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director, other than the compensation paid to Mr. Schnatter (who was an executive officer until January 1, 2018) under the Chairman and Founder Agreements as described in the Compensation Discussion and Analysis. The following table sets forth the types and amounts of compensation paid to our non‑management directors:

Retainer ($)
Annual retainer for service on the Board	50,000
Additional annual retainers:
for lead independent director	20,000
for Audit Committee chair	20,000
for Compensation Committee chair	15,000
for Corporate Governance & Nominating Committee chair	12,000
for Audit and Compensation Committee members	12,000
for Corporate Governance & Nominating Committee members	8,000

Annual Equity Grant:(1)

	Equity Grant Value ($)	Restricted Stock (#)	Stock Option Shares (#)
Standard	125,000	794	3,145
Lead Director	175,000	1,111	4,402

(1)

The 2017 annual equity grants, awarded in equal values of restricted stock and stock options, have a three‑year graded vesting and the options have a ten‑year term. The equity grant award level is determined annually by the Board of Directors on the recommendation of the Compensation Committee.

34     2018 Proxy Statement

EXECUTIVE COMPENSATION

Non‑management directors also receive reimbursement for reasonable out‑of‑pocket expenses incurred in connection with their Board or committee service.

The following table sets forth the compensation paid to directors during 2017:

				Change in Pension
		Restricted		Value and Nonqualified
	Fees Earned or	Stock	Option	Deferred Compensation
Name	Paid in Cash ($)	Awards ($) (1)	Awards ($) (2)	Earnings ($)	Total ($)
Christopher L. Coleman	70,000	62,543	62,519	—	195,062
Olivia F. Kirtley	117,000	87,513	87,507	—	292,020
Laurette T. Koellner	94,000	62,543	62,519	—	219,062
Sonya E. Medina	58,000	62,543	62,519	—	183,062
Mark S. Shapiro	82,000	62,543	62,519	—	207,062
W. Kent Taylor	62,000	62,543	62,519	—	187,062

(1)

The full grant date fair value of the 2017 restricted stock awards to non‑employee directors was $78.77 per share. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10‑K. The following chart sets forth unvested restricted awards held by each director in the table below as of December 31, 2017.

Number of
Unvested
Name	Restricted Shares
Christopher L. Coleman	1,826
Olivia F. Kirtley	2,329
Laurette T. Koellner	1,826
Sonya E. Medina	1,605
Mark S. Shapiro	1,826
W. Kent Taylor	1,826

(2)

The full grant date fair value of the 2017 option awards to non-employee directors utilized a $19.879 per share Black Scholes value.  All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10 K. The following chart sets forth vested and unvested option awards held by each director in the table below as of December 31, 2017.

	Number of	Number of
Name	Vested Options	Unvested Options
Christopher L. Coleman	14,782	7,337
Olivia F. Kirtley	22,174	9,362
Laurette T. Koellner	6,830	7,337
Sonya E. Medina	2,328	6,528
Mark S. Shapiro	21,790	7,337
W. Kent Taylor	21,790	7,337

In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain publicly‑available mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.

2018 Proxy Statement     35

Certain Relationships and Related Transactions

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non‑management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Under our written Related Person Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons (as defined in Item 404 of Regulation S‑K) that require the committee’s approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.

In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board of Directors has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre‑approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S‑K.

Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.

Procedures for Identifying Possible Related Person Transactions

On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. Once the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.

Transactions with Related Persons

This section describes certain transactions with related persons.

Franchise and Development Arrangements

Executive officers and a director of the Company hold interests in entities that are franchisees of the Company, as described in the table below. Some of those individuals acquired their interests before the Company’s 1993 initial public offering, and some of the entities in which they hold interests acquired development rights at reduced development fees and paid reduced franchise fees when restaurants opened. We have since entered into additional franchise and development agreements with executive officers of the Company and entities in which they have equity interests, and we may continue to do so in the future.

The following table describes franchise and development arrangements during 2017 between the Company and entities in which the Company’s executive officers or directors, as well as their immediate family members, had an interest as of the

36     2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

end of the fiscal year and the amount of royalties paid to the Company from those entities during 2017. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non‑standard incentives or special consideration to these entities. These franchisees also purchase various food and other products from the Company’s commissary system and may purchase from or through the Company certain goods and services needed to operate a Papa John’s restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity — Amounts Earned
Annette Schnatter (100%)

Joe K Corporation — Operates one restaurant in Louisville, Kentucky. In 2017, royalties earned by the Company from this franchisee were $75,978 and incentive amounts earned by this franchisee were $4,236. Annette Schnatter is John Schnatter’s wife.

Timothy C. O’Hern (55.75%) Steve M. Ritchie (40.80%)

Northern Bay Pizza, LLC — Operates nine restaurants in Wisconsin. In 2017, royalties earned by the Company from this franchisee were $363,519 and incentive amounts earned by this franchisee were $808. Mr. O’Hern and Mr. Ritchie are executive officers of the Company.

Other Transactions

During 2017, the Company paid $445,600 for charter aircraft services for business travel provided by Hampton Airways, Inc. (“Hampton”). Hampton’s sole shareholder is Mr. Schnatter. In 2017, the Company obtained market comparison data for services comparable to those provided by Hampton, and the data confirmed that the Company’s cost of services from Hampton was favorable to pricing available in the market for charter aircraft.  For a discussion of certain additional arrangements between the Company and Mr. Schnatter, please see “Compensation of our Founder, Chairman and Chief Executive Officer” under “Compensation Discussion and Analysis.”

Michele O’Hern, the wife of our Senior Vice President and Chief Development Officer, Timothy C. O’Hern, works in our marketing department. She has been employed by us for seventeen years. Her compensation in fiscal 2017, including salary, bonus and the grant date value of equity compensation, totaled approximately $146,000.

Melissa Ritchie, the wife of our President and Chief Executive Officer, Steve M. Ritchie, works in our research and development department. She has been employed by us for sixteen years. Her compensation in fiscal 2017, including salary, bonus and the grant date value of equity compensation, totaled approximately $170,000.

2018 Proxy Statement     37

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered public accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly consolidated financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the consolidated financial statements and complying with the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.

During 2017, among other matters, the Audit Committee:

•	reviewed the quality and integrity of the Company’s consolidated financial statements;
•	discussed with management and the independent registered public accounting firm the effectiveness of the Company’s internal control over financial reporting;
•	reviewed the qualifications, independence, and performance of the independent registered public accounting firm, including recent and historical performance on the Company’s audit;
•	reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;
•	oversaw the compliance program with respect to legal and regulatory requirements and risk management;
•

oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing individual risk areas with management and monitoring management’s responsibility to identify, assess, manage, and mitigate risks;

•	reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures; and
•

consistent with its duty to oversee the Company’s independent registered public accounting firm, the Audit Committee conducted a comprehensive, competitive request for proposal process relating to the Company’s independent audit firm during 2017.  After an extensive process, a thorough analysis of the proposals received, and in person interviews and presentations, the Audit Committee formally engaged KPMG LLP (“KPMG”) as the independent registered public accounting firm for the fiscal year ending December 30, 2018.  Ernst & Young, the Company’s independent registered public accounting firm since 1990 and through the completion of the audit for the 2017 fiscal year, was notified of this decision on August 1, 2017.

During 2017, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with Ernst & Young, the matters required to be discussed by Public Company Accounting Standards Board (“PCAOB”) Auditing Standard (“AS”) No. 1301, “Communications with Audit Committees” (previously AS No. 16). The Audit Committee also discussed with Ernst & Young matters relating to their independence from management and the Company, including the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that Ernst & Young is independent from management and the Company.

The Audit Committee discussed with Ernst & Young and the Company’s internal audit management the overall scope and plans for their audits. The Audit Committee met with both Ernst & Young and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also met in separate executive sessions periodically with Ernst & Young, the Senior Director of Internal Audit, the Chief Financial Officer and other members of management as needed. In reliance upon the reviews and discussions referred to above,

38     2018 Proxy Statement

AUDIT COMMITTEE REPORT

the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10‑K for the year ended December 31, 2017.

AUDIT COMMITTEE

Laurette T. Koellner, Chairman Christopher L. Coleman Mark S. Shapiro

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

2018 Proxy Statement     39

Item 2. Ratification of the Selection of Independent Auditors

Change in our Certifying Accountant for 2018

The Audit Committee of the Board of Directors has selected KPMG as the Company’s independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2018. Ernst & Young has audited the Company’s consolidated financial statements since 1990, including the fiscal years ended December 31, 2017 and December 25, 2016.

The Audit Committee conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 30, 2018. On August 1, 2017, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 30, 2018, subject to completion of KPMG’s standard client acceptance procedures and execution of an engagement letter.  Ernst & Young was notified of this decision on August 1, 2017.  Ernst & Young continued as the Company’s independent registered public accounting firm through the issuance by Ernst & Young of its reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017 included in the Company’s Form 10-K.

Ernst & Young’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2017 and December 25, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Ernst & Young on the effectiveness of internal control over financial reporting as of December 31, 2017 and December 25, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified. During the fiscal years ended December 31, 2017 and December 25, 2016, there were (i) no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On September 26, 2017, the Company and KPMG executed an engagement letter formally engaging KPMG as the Company’s independent registered public accounting firm for the fiscal period ending December 30, 2018.

During the Company’s two most recent fiscal years ended December 31, 2017 and December 25, 2016, the Company did not consult with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and KPMG did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

All audit and non-audit services provided by KPMG will be approved by the Audit Committee.  In addition, the Audit Committee is responsible for audit fee negotiations with KPMG.  KPMG has advised the Company that it has no direct or material indirect interest in the Company or its affiliates.  Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.  We do not expect representatives of Ernst & Young to be present at the Annual Meeting.

40     2018 Proxy Statement

ITEM 2. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Audit and Non-Audit Fees

Fees paid to Ernst & Young by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2017 ($)	December 25, 2016 ($)
Audit Fees	1,064,675	1,058,497
Audit-Related Fees	6,115	6,115
Tax Fees	220,535	274,737
All Other Fees	—	—
Total	1,291,325	1,339,349

Audit fees included fees associated with the annual audit of the Company and certain subsidiaries and the reviews of the Company’s quarterly reports on Form 10‑Q. Audit-related fees included research tools and assistance in assessing the impact of proposed standards, rules and interpretations and other agreed upon procedures. Tax fees included tax compliance and consultation services.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

All audit‑related and tax services for 2017 and 2016 were pre‑approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young was compatible with the maintenance of the auditors’ independence. The Audit Committee has adopted a policy that requires pre‑approval of all services by the independent auditors. The Audit Committee reviews and pre‑approves all audit and permissible non‑audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre‑approves estimated fees for audit services. The policy also authorizes the Chairman of the Audit Committee to pre‑approve non‑audit services at or below a certain dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately approved.

Although stockholder ratification is not required, the appointment of KPMG is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions that the Audit Committee will take into consideration in future deliberations. If KPMG’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of Papa John’s and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

2018 Proxy Statement     41

Item 3. Approval of the Papa John’s International, Inc. 2018 Omnibus Incentive Plan

This section provides a summary of the terms of the 2018 Omnibus Incentive Plan and the proposal to approve the plan.

The Board of Directors approved the 2018 Omnibus Incentive Plan on February 22, 2018 (the "2018 Plan"), subject to approval from our stockholders at this meeting. We are asking our stockholders to approve the 2018 Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2018 Plan is to provide eligible officers, directors, key employees and other key individuals an incentive to contribute to the success of the Company and to operate and manage our business in a manner that will provide for the Company's long term growth and profitability and provide a means of obtaining, rewarding and retaining key personnel.  In the judgment of the Board of Directors, awards under the 2018 Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2018 Plan participants with those of our stockholders.

If our stockholders approve the 2018 Plan, the number of shares of Common Stock reserved for issuance under the 2018 Plan will be eight hundred thirty thousand (830,000), plus the number of shares of Common Stock remaining available for issuance under the 2011 Omnibus Incentive Plan (the "2011 Plan") as of the date of stockholder approval of the 2018 Plan.  We are able to request only 830,000 additional shares of Common Stock for issuance under the 2018 Plan because we still retain a significant number of shares available for issuance under the 2011 Plan (5,875,647 as of March 12, 2018).  If our stockholders approve the 2018 Plan, no further awards will be made pursuant to the 2011 Plan, and all remaining shares available for issuance under the 2011 Plan will be transferred to the 2018 Plan and available for grant under the 2018 Plan, in addition to the 830,000 new shares authorized under the 2018 Plan.

On the Record Date, the closing price of our Common Stock was $62.77 per share.

Unless otherwise indicated, properly executed proxies will be voted in favor of the Proposal to approve the 2018 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2018 OMNIBUS INCENTIVE PLAN.

Description of the Plan

A description of the provisions of the 2018 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2018 Plan, a copy of which is attached as Annex A to this Proxy Statement.

Administration.    The 2018 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of the NASDAQ Stock Market.  In addition, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to awards intended to satisfy the criteria for performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the committee administering such awards will consist of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) and the applicable guidance thereunder.  Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types and amounts of awards and terms and conditions of awards, and interpret provisions of the plan.  Members of the Compensation Committee serve at the pleasure of the Board of Directors.  The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above to administer the 2018 Plan with respect to employees or other service providers who are not officers or directors of the Company.  In addition, to the extent permitted by applicable laws, the Compensation Committee may, by resolution, delegate some or all of its authority with respect to the plan and awards to the Chief Executive Officer and/or any other officer of the Company designated by the Compensation Committee, provided that the Compensation Committee may not delegate its authority to make awards to directors of the Company, to make awards to employees who are “executive officers” as defined in Rule 3b-7 under the Exchange Act, or officers of the Company who have been delegated this authority, or to interpret the 2018 Plan, any award or any award agreement.

Common Stock Reserved for Issuance under the Plan.    The Common Stock issued or to be issued under the 2018 Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The 2018 Plan provides for a so-called "fungible share pool" pursuant to which awards of options and stock appreciation rights ("SARs") will be counted against the plan limit as one share for every one share subject to an option or SAR granted under the plan, and awards of all "full value" awards (all awards other than options and SARs) will be counted against the plan limit as 3.00 shares for every one share subject to such a full value award. If any shares covered by an award under the 2018 Plan or the 2011 Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the

42     2018 Proxy Statement

ITEM 3. APPROVAL OF THE PAPA JOHN’S INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

aggregate number of shares available under the plan with respect to the award will again be available for making awards under the 2018 Plan in accordance with the previously described fungible share pool. The number of shares of Common Stock available for issuance under the 2018 Plan will not be increased by any shares tendered or withheld or award surrendered in connection with the purchase of shares of Common Stock upon exercise of an option or any shares of Common Stock deducted from an award payment in connection with the Company's tax withholding obligations.

Eligibility.    Awards may be made under the 2018 Plan to directors, or employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Minimum Vesting Provisions.  Except with respect to a maximum of five percent (5%) of the shares that may be granted under the 2018 Plan, any award that vests on the basis of a grantee’s continued service may not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the grant date, and any award that vests based upon the attainment of performance measures must be granted with a performance period of at least twelve (12) months.  (Certain substitute awards that the Company may assume in corporate transactions are not subject to this provision.)  The Compensation Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee’s death or disability or in connection with a corporate transaction.  The minimum vesting provisions do not apply to the payment of dividend equivalent rights settled in cash or dividend equivalent rights settled in shares that are distributed once an underlying award to which the dividend equivalent right relates becomes vested.

Amendment or Termination of the Plan.    The Board of Directors may terminate or amend the 2018 Plan at any time and for any reason.  The 2018 Plan shall terminate in any event ten years after the date of stockholder approval of the plan. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Options.    The 2018 Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

• Exercise Price.  The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer. The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or five years from the date of grant in the case of certain 10% stockholders who receive incentive stock options). The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash, certified check, or, to the extent an award agreement so provides, by tendering shares of Common Stock or by means of a broker-assisted cashless exercise.

• Transfers.  Stock options and SARs granted under the 2018 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

• Repricing Prohibited.  No amendment or modification may be made to an outstanding stock option or SAR that would be treated as a repricing under the rules of the stock exchange on which the shares of Common Stock are listed (currently the NASDAQ Stock Market), without the approval of the Company's stockholders. Specifically, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend the terms of outstanding options or SARs to reduce the exercise price or SAR price, as applicable, of such outstanding options or SARs, cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or SAR price, as applicable, that is less than the exercise price or SAR price, as applicable, of the original options or SARs, or cancel or assume outstanding options or SARs with an exercise price or SAR price, as applicable, above

2018 Proxy Statement     43

ITEM 3. APPROVAL OF THE PAPA JOHN’S INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

the current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders.

Other Awards.    The Compensation Committee may also award:

• shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan.  Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

• restricted stock, which is shares of Common Stock subject to restrictions.

• stock units, which are Common Stock units subject to restrictions.

• dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

• stock appreciation rights ("SARs"), which are a right to receive a number of shares or, at the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a share of Common Stock on the grant date of the SAR. The term of each SAR is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines when the SAR may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which the SAR may be exercised.

• performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified performance metrics tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these performance criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these performance criteria. The Compensation Committee may modify, amend or adjust the terms of each award and the performance criteria.

Effect of Certain Corporate Transactions.    Unless an applicable award agreement provides otherwise, certain change of control transactions involving us, such as a sale of the Company, will cause grantees of restricted stock, stock units, stock appreciation rights and options to become fully vested, unless the awards are continued or substituted for in connection with the change of control transaction.  For awards based on the satisfaction of performance conditions (“Performance Awards”) that are denominated in shares of Common Stock or stock units, if less than half of the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved (or into unrestricted shares of Common Stock if no further restrictions apply).  If more than half the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units based on actual performance to date (or into unrestricted shares of Common Stock if no further restrictions apply).  If actual performance is not determinable, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved, based on the discretion of the Compensation Committee (or into unrestricted shares of Common Stock if no further restrictions apply).

Adjustments for Stock Dividends and Similar Events.    The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2018 Plan, including the individual limitations on awards (described below), to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.    Following the passage of the Tax Cuts and Jobs Act (or, the “TCJA”), Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (our covered employees).  Prior to the passage of the TCJA, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as "performance-based compensation" within the meaning of the Internal Revenue Code.  The changes under Section 162(m) are generally effective for taxable years beginning in 2018, but there

44     2018 Proxy Statement

ITEM 3. APPROVAL OF THE PAPA JOHN’S INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.

As a result of the changes imposed by the TCJA, the 2018 Plan does not contain the provisions providing for grants of “performance-based compensation” under the legacy 162(m) provisions that our 2011 Plan contained.  However, the 2018 Plan does permit the Compensation Committee to provide that vesting of any of the awards that may be granted under the 2018 Plan may be made subject to the achievement of performance metrics determined by the Compensation Committee, which metrics may include, but are not limited to: (a) net earnings or net income; (b) operating earnings or income; (c) pretax earnings; (d) earnings per share; (e) share price, including growth and capitalization measures and total stockholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) sales or revenue growth or targets, whether in general or by store, category of store, or product, including system-wide comparable sales (average same-store, year-over-year sales) or method of ordering; (i) gross or operating margins (including food, labor and mileage); (j) return measures, including return on assets, capital, investment, equity, sales or revenue; (k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (l) productivity ratios; (m) expense targets; (n) costs, reductions in cost, and cost control measures; (o) market or market segment share or penetration; (p) financial ratios as provided in credit agreements or indentures of the Company and its subsidiaries; (q) debt rating targets; (r) working capital targets; (s) completion of acquisitions or divestitures of businesses, assets, companies or stores; (t) store unit counts or similar store metrics, including franchise and/or company-store openings and/or closings; (u) system-wide, corporate, franchisee or store comparable transactions; (v) profits from restaurant operations; (w) product quality and customer service metrics, including consumer, customer, or franchisee perception targets; (x) employee retention and recruiting metrics, including turnover; and (y) any combination of any of the foregoing business criteria.

Share Limits.  The maximum number of shares of Common Stock subject to options or SARs that can be granted under the 2018 Plan to any person who is not a non-employee director is 200,000 per twelve-month period, provided that in a grantee's year of hire the applicable limit is 300,000. The maximum number of shares of Common Stock that can be granted under the 2018 Plan to any person who is not a non-employee director, other than pursuant to an option or SAR, is 100,000 per twelve month period, provided that in a grantee's year of hire the applicable limit is 150,000. The maximum amount that may be paid as an annual incentive award or other cash award in any twelve month period to any one person who is not a non-employee director is $5,000,000 and the maximum amount that may be paid as a performance award or other cash award in respect of a performance period greater than twelve months to any one person is $12,000,000.

The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of Common Stock that may be granted under the 2018 Plan) that may be paid to or granted in a twelve month period to a non-employee director for such director’s service on the Board of Directors or a committee of the Board of Directors is $750,000; provided, however, that this limitation will not apply to the extent that the non-employee director has been or becomes an employee of the Company during such twelve-month period.  In addition, the Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board of Directors may determine in its sole discretion, so long as the aggregate limit does not exceed $1,000,000 in total value during a twelve-month period for such director’s service on the Board of Directors or a committee of the Board of Directors and the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.  (These limits on director compensation do not apply to compensation to a non-employee director for service to the Company other than service as a member of the Board of Directors or a committee of the Board of Directors.)

Federal Income Tax Consequences

Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business

2018 Proxy Statement     45

ITEM 3. APPROVAL OF THE PAPA JOHN’S INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

expense deduction to the extent the grantee recognizes ordinary income, subject to the $1.0 million limitation imposed by Section 162(m), described above, and to certain reporting requirements.

Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the $1.0 million limitation imposed by Section 162(m).

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made "incident to divorce" if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.    There are no immediate tax consequences of receiving an award of stock units under the 2018 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.    Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2018 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

46     2018 Proxy Statement

ITEM 3. APPROVAL OF THE PAPA JOHN’S INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

Performance and Annual Incentive Awards.    The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.    Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G.    To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.    The Company intends for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

On the Record Date, there were approximately six executive officers, 615 other employees and seven non-employee directors of the Company and its subsidiaries who are eligible to be participants in the 2011 Plan and who would be eligible to be participants in the 2018 Plan.

Because future awards of stock options, restricted stock or other equity awards under the 2018 Plan will be made at the discretion of the Compensation Committee, no data can be provided regarding the benefits or amounts that will be received by any participant or groups of participants if the 2018 Plan is approved.

Our 2018 annual long term incentive awards made in February 2018 were pursuant to the 2011 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding the number of shares of the Company's Common Stock that may be issued under the Company's equity compensation plans.

(c)
	(a)	(b)	Number of securities
	Number of	Weighted	remaining available
	securities to be	average	for future issuance
	issued upon exercise	exercise price	under equity
	of outstanding	of outstanding	compensation plans,
	options, warrants	options, warrants	excluding securities
Plan Category	and rights	and rights	reflected in column (a)(1)

Equity compensation plans approved by security holders	1,452,220	$53.43	6,565,537
Equity compensation plans not approved by security holders (2)	162,136
Total	1,614,356	$53.43	6,565,537

______________________

(1)	Excludes securities in column (a). Represents shares available under the 2011 Plan.
(2)

Represents shares of common stock issuable pursuant to the nonqualified deferred compensation plan. The weighted average exercise price (column b) does not include any assumed price for issuance of shares pursuant to the nonqualified deferred compensation plan.

2018 Proxy Statement     47

Item 4. Advisory Approval of the Company’s Executive Compensation

We are providing our stockholders an opportunity to indicate whether they support our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

•	The Company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders.
•

The Company’s compensation program reflects an appropriate pay mix that utilizes multiple performance metrics and rewards achievement of both short‑term and long‑term operational and financial goals, while designed to mitigate risks.

•	A significant portion of the compensation of our named executive officers is variable or “at risk.”
•	Our executive officers must achieve and maintain a designated level of ownership in the Company’s stock.

Consistent with our pay for performance philosophy, a significant portion of NEO compensation is tied to Company performance.  We failed to achieve two key targets of our MIP plan in 2017 and, consequently, our NEOs achieved no payouts on those metrics. See “Executive Summary - Tying Pay to Performance,” and “Governance Aspects of our Executive Compensation Program” for more information on our “pay for performance” philosophy and our sound compensation governance practices.

At the 2017 Annual Meeting, pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, we submitted a proposal to stockholders for a non‑binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement for the 2017 Annual Meeting. Our stockholders approved this proposal with approximately 99% of the total votes cast voting in favor. We have adopted a policy of holding our say on pay vote annually as a good corporate governance practice. We are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. Unless the Board modifies its policy on the frequency of future say on pay votes, the next say on pay advisory vote will be at the 2019 Annual Meeting.

Accordingly, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board highly values the views of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

48     2018 Proxy Statement

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with in 2017.

Stockholder Proposals For the 2019 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting pursuant to SEC Rule 14a-8, the written proposal must be received by the Company no later than November 28, 2018. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company‑sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting outside of the 14a-8 process, written notice must be received by the Company not less than 60 nor more than 90 days prior to the scheduled date of the meeting (anticipated to be held on May 1, 2019). However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than 10 days following (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made by the Company. All stockholder proposals must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269‑0900.

Other Business

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 accompanies this Proxy Statement.

By Order of the Board of Directors

Louisville, Kentucky March 28, 2018	Clara M. Passafiume Corporate Counsel and Secretary

2018 Proxy Statement     49

[nee[
ANNEX A PAPA JOHN’S INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PAPA JOHN’S INTERNATIONAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E17661-P85912 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAPA JOHN'S INTERNATIONAL, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, "FOR" THE PROPOSALS SET FORTH IN ITEMS 2 AND 3, AND FOR 1 YEAR IN ITEM 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN ITEM 1, "FOR" THE PROPOSALS IN ITEMS 2 AND 3, AND FOR 1 YEAR IN ITEM 4. 1. Election of the following director nominees: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Christopher L. Coleman 2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2017 fiscal year. 1b. Olivia F. Kirtley ! ! ! 1c. Laurette T. Koellner 3. Advisory approval of the Compa ny's executive compensation. 1d. Sonya E. Medina The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year ! 2 Years ! 3 Years ! Abstain ! 1e. John H. Schnatter 4. Advisory vote on frequency of advisory approval of executive compensation. 1f. Mark S. Shapiro 1g. W. Kent Taylor For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Yes ! No ! HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Proxy card must be signed and dated below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Papa John's International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. Proxy card must be signed and dated on the reverse side. ∇Please fold and detach card at perforation before mailing.∇ E17662-P85912 PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99900, Louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CAROLINE MILLER OYLER and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 2002 Papa John’s Boulevard, Louisville, Kentucky, on Thursday, April 27, 2017, at 11:00 A.M. (E.D.T.) and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 23, 2017, and a copy of the Company’s Annual Report for the fiscal year ended December 25, 2016. Attention participants in 401(k) plan: If shares of Papa John's International, Inc. common stock are held through the Papa John’s International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 21, 2017 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE) V.1.1 Address Changes/Comments:

1.	PURPOSE	1
2.	DEFINITIONS	1
3.	ADMINISTRATION OF THE PLAN	5
3.1	Committee.	5
3.2	Board.	6
3.3	Terms of Awards.	6
3.4	Forfeiture; Recoupment.	7
3.5	No Repricing.	7
3.6	Deferral Arrangement.	7
3.7	No Liability.	8
3.8	Stock Issuance; Book-Entry.	8
4.	STOCK SUBJECT TO THE PLAN	8
4.1	Number of Shares of Stock Available for Awards.	8
4.2	Adjustments in Authorized Shares of Stock.	8
4.3	Share Usage.	8
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS	9
5.1	Effective Date.	9
5.2	Term.	9
5.3	Amendment, Suspension and Termination.	9
6.	AWARD ELIGIBILITY AND LIMITATIONS	10
6.1	Eligible Grantees.	10
6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards.	10
6.3	Stand-Alone, Additional, Tandem and Substitute Awards.	10
6.4	Minimum Vesting Requirements.	11
7.	AWARD AGREEMENT	11
8.	TERMS AND CONDITIONS OF OPTIONS	11
8.1	Option Price.	11
8.2	Vesting and Exercisability.	11
8.3	Term.	11
8.4	Termination of Service.	12
8.5	Limitations on Exercise of Option.	12
8.6	Method of Exercise.	12
8.7	Rights of Holders of Options.	12
8.8	Delivery of Stock.	12
8.9	Transferability of Options.	12
8.10	Family Transfers.	13
8.11	Limitations on Incentive Stock Options.	13
8.12	Notice of Disqualifying Disposition.	13
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS	13
9.1	Right to Payment and SAR Exercise Price.	13
9.2	Other Terms.	13
9.3	Term.	14
9.4	Rights of Holders of SARs.	14
9.5	Transferability of SARs.	14
9.6	Family Transfers.	14
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS	14
10.1	Grant of Restricted Stock or Stock Units.	14
10.2	Restrictions.	14
10.3	Restricted Stock Certificates; Book-Entry Registration.	15
10.4	Rights of Holders of Restricted Stock.	15
10.5	Rights of Holders of Stock Units.	15

A-i

10.6	Termination of Service.	15
10.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.	15
10.8	Delivery of Shares of Stock.	16
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY- BASED AWARDS	16
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK	16
12.1	General Rule.	16
12.2	Surrender of Shares of Stock.	16
12.3	Cashless Exercise.	16
12.4	Other Forms of Payment.	17
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	17
13.1	Dividend Equivalent Rights.	17
13.2	Termination of Service.	17
14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS	17
14.1	Grant of Performance Awards and Annual Incentive Awards.	17
14.2	Value of Performance Awards and Annual Incentive Awards.	17
14.3	Earning of Performance Awards and Annual Incentive Awards.	17
14.4	Form and Timing of Payment of Performance Awards and Annual Incentive Awards.	18
14.5	Performance Conditions.	18
15.	PARACHUTE LIMITATIONS	18
16.	REQUIREMENTS OF LAW	19
16.1	General.	19
16.2	Rule 16b-3.	19
17.	EFFECT OF CHANGES IN CAPITALIZATION	20
17.1	Changes in Stock.	20
17.2	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.	20
17.3	Corporate Transaction in which Awards are not Assumed.	20
17.4	Corporate Transaction in which Awards are Assumed.	21
17.5	Adjustments.	22
17.6	No Limitations on Company.	22
18.	GENERAL PROVISIONS	22
18.1	Disclaimer of Rights.	22
18.2	Nonexclusivity of the Plan.	22
18.3	Withholding Taxes.	22
18.4	Captions.	23
18.5	Other Provisions.	23
18.6	Number and Gender.	23
18.7	Severability.	23
18.8	Governing Law.	24
18.9	Foreign Jurisdictions.	24
18.10	Section 409A of the Code.	24

A-ii

PAPA JOHN’S INTERNATIONAL, INC.

2018 OMNIBUS INCENTIVE PLAN

1.          PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, other equity-based awards and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of annual or long-term performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.          DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply, unless the context clearly indicates otherwise:

2.1        “Affiliate” means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2        “Annual Incentive Award” means an Award, denominated in cash, made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to one (1) year, which shall be the Company’s fiscal year, unless otherwise specified by the Committee.

2.3        “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed.

2.4        “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award, an Other Equity-Based Award, an Annual Incentive Award or cash.

2.5        “Award Agreement” means the agreement, in such paper, electronic or other form as determined by the Committee, between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6        “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7        “Board” means the Board of Directors of the Company.

2.8        “Cause” shall have the meaning set forth in the applicable agreement between the Grantee and the Company or an Affiliate, and in the absence of such agreement, means, as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.  Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9        “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.  References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.10      “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the entire Board itself).

2.11      “Company” means Papa John’s International, Inc., a Delaware corporation, and any successor thereto.

2.12      “Corporate Transaction” means, subject to Section 18.10, (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) the consummation of any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.  The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.13      “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14      “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.15      “Effective Date” means [May 2, 2018], the date of the approval of the Plan by the Company’s shareholders, the Plan having been approved by the Board on February 22, 2018.

2.16      “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.17      “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as follows, subject to Section 18.3:

(a)         If on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange (a “Stock Exchange”), or are publicly traded on an established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or Securities Market (provided that if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination) on the Grant Date or other determination date. If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be, as determined by the Committee, the mean between (i) the highest bid price and the lowest asked price of the Stock as reported on such Stock Exchange or such Securities Market on such date or (ii) the high and low sale prices of the Stock as reported on such Stock Exchange or such Securities Market on such date, or if no sale of Stock shall have been so reported for such date, on the immediately preceding day on which any sale of Stock shall have been reported on such Stock Exchange or Securities Market.

(b)         If on such Grant Date or other determination date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18      “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.19      “Grant Date” means, as determined by the Committee, the later to occur of (a) the date as of which the Company completes the corporate action constituting the Award, or (b) such date subsequent to the date specified in clause (a) as may be specified by the Committee.

2.20      “Grantee” means a person who receives or holds an Award under the Plan.

2.21      “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.22      “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23      “Option” means an option to purchase one or more shares of Stock at a specified Option Price pursuant to Section 8.

2.24      “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25      “Other Agreement” shall have the meaning set forth in Section 15.

2.26      “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award or an Annual Incentive Award.

2.27      “Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.28      “Parachute Payment” shall have the meaning set forth in Section 15.

2.29      “Performance Award” means an Award made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.30      “Performance Measures” means objective performance criteria on which performance goals under Performance Awards are based, such as: (a) net earnings or net income; (b) operating earnings or income; (c) pretax earnings; (d) earnings per share; (e) share price, including growth and capitalization measures and total stockholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) sales or revenue growth or targets, whether in general or by store, category of store, or product, including system-wide comparable sales (average same-store, year-over-year sales) or method of ordering; (i) gross or operating margins (including food, labor and mileage); (j) return measures, including return on assets, capital, investment, equity, sales or revenue; (k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (l) productivity ratios; (m) expense targets; (n) costs, reductions in cost, and cost control measures; (o) market or market segment share or penetration; (p) financial ratios as provided in credit agreements or indentures of the Company and its Subsidiaries; (q) debt rating targets; (r) working capital targets; (s) completion of acquisitions or divestitures of businesses, assets, companies or stores; (t) store unit counts or similar store metrics, including franchise and/or company-store openings and/or closings; (u) system-wide, corporate, franchisee or store comparable transactions; (v) profits from restaurant operations; (w) product quality and customer service metrics, including consumer, customer, or franchisee perception targets; (x) employee retention and recruiting metrics, including turnover; and (y) any combination of any of the foregoing business criteria.

2.31      “Performance Period” means the period of time during which the performance goals under Performance Awards and Annual Incentive Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Awards or Annual Incentive Awards.

2.32      “Plan” means this Papa John’s International, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

2.33      “Prior Plans” mean the Papa John’s International, Inc. 2008 Omnibus Incentive Plan and the Papa John’s International, Inc. 2011 Omnibus Incentive Plan.

2.34      “Purchase Price” means the purchase price, if any, for each share of Stock subject to an Award of Restricted Stock, Stock Units or Unrestricted Stock.

2.35      “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.36      “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee pursuant to Section 9.

2.37      “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.38      “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate.  Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate.  If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.  Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.39      “Service Provider” means, as of any date of determination, (a) an employee, officer, or director of the Company or an Affiliate, or (b) a consultant (who is a natural person) or adviser (who is a natural person) of the Company or any Affiliate who provides bona fide services to the Company or any Affiliate and whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s stock.

2.40      “Share Limit” shall have the meaning set forth in Section 4.1(a).

2.41      “Stock” means the common stock, par value $0.01 per share, of the Company, or any security for which the shares of Stock may be exchanged or into which the shares of Stock may be converted.

2.42      “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.43      “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash or a combination thereof.

2.44      “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company and Subsidiaries collectively own, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.45      “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.46      “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.47      “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

3.          ADMINISTRATION OF THE PLAN

3.1         Committee.

(a)         The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(b)         In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee or another committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to the Committee or such other committee pursuant to this Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or other committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(c)         Except as provided in Section 3.2 and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements of the Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1  or otherwise provided in any charter of the Committee; provided further that, notwithstanding anything in the Plan to the contrary, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to Awards intended to satisfy the criteria for performance-based compensation under Code Section 162(m), the Committee administering such Awards shall consist of two or more Outside Directors who qualify as “outside directors” within the meaning of Code Section 162(m) and the applicable guidance thereunder.  Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

(d)         The Board may also appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Any reference to “Committee” in the Plan, any Award or any Award Agreement shall be deemed, as applicable, to refer to any committee appointed by the Board pursuant to this Section 3.1.

(e)         To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (i) to make Awards to directors of the Company, (ii) to make Awards to employees who are (A) “executive officers” as defined in Rule 3b-7 under the Exchange Act, or (B) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1, or (iii) to interpret the Plan, any Award or any Award Agreement.  Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company.  At all times, an officer of the Company delegated authority pursuant to this Section 3.1 will serve in such capacity at the pleasure of the Committee.  Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference to the “Committee” in the Plan, any Award or any Award Agreement shall be deemed, to the extent consistent with the terms and limitations of such delegation, to refer to each officer delegated authority by the Committee pursuant to this Section 3.1.

3.2         Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3         Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)         designate Grantees;

(b)         determine the type or types of Awards to be made to a Grantee;

(c)         determine the value or number of shares of Stock to be subject to an Award;

(d)         establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Exercise Price of any SAR, and the Purchase Price of shares of Restricted Stock or vested Stock Units, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)         prescribe the form of each Award Agreement evidencing an Award;

(f)          amend, modify, reprice (except as such practice is prohibited by Section 3.5 herein), or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair the Grantee’s rights under such Award; and

(g)         make Substitute Awards.

3.4         Forfeiture; Recoupment.

(a)         The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement.  If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b)         Any Award granted pursuant to the Plan, to the extent provided in any Award Agreement relating thereto, shall be subject to mandatory repayment by the Grantee of such Award to the Company to the extent that such Grantee is or in the future becomes subject to (i) any Company or Affiliate “clawback” or recoupment policy or (ii) any Applicable Laws, in each case that require the repayment by such Grantee to the Company or Affiliate of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy.

(c)         If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

(d)         Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5         No Repricing.

Notwithstanding anything in the Plan to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders, or (ii) is an appropriate adjustment pursuant Section 17.

3.6         Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV),  provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7         No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.  Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8         Stock Issuance; Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including by book-entry or direct registration or by the issuance of one or more stock certificates.

4.          STOCK SUBJECT TO THE PLAN

4.1         Number of Shares of Stock Available for Awards.

(a)         Subject to adjustment pursuant to Section 17, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) eight hundred thirty thousand (830,000) shares, plus (ii) the number of shares of Stock available for awards under the Prior Plans as of the Effective Date, plus (iii) the number of shares of Stock subject to awards outstanding under the Prior Plans as of the Effective Date which thereafter (A) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (B) are settled in cash in lieu of such shares or (C) are exchanged with the Committee’s permission, before the issuance of such shares, for compensatory awards not involving shares (the “Share Limit”).

(b)         Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

(c)         Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock and issued shares that have been reacquired by the Company.

4.2         Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions involving the Company or a Subsidiary to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to grant Substitute Awards under the Plan therefor.  The Share Limit shall not be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards.  Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3         Share Usage.

(a)         Shares of Stock subject to an Award shall be counted against the Share Limit as used as of the Grant Date.

(b)         Any shares of Stock that are subject to Awards of Options and SARs shall be counted against the Share Limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to such Award.  Any shares of Stock that are subject to Awards other than Options or SARs shall be counted against the Share Limit set forth in Section 4.1(a) as 3.0 shares for every one (1) share of Stock subject to such Award. With respect to SARs, the number of shares of Stock subject to an award of SARs shall be counted against the Share Limit under the Plan regardless of the number of shares of Stock actually issued to settle such SARs upon exercise.  With respect to Performance Awards and Annual Incentive Awards, a number of shares of Stock at least equal to the target number of shares issuable under such Award shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Awards and Annual Incentive Awards, to the extent different from such number of shares.

(c)         Any shares of Stock related to Awards under the Plan or awards outstanding under Prior Plans as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares or is settled in cash in lieu of shares shall be available again for grant under the Plan in an amount determined in accordance with the methodology set forth in Section 4.3(b).

(d)         The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iv) purchased by the Company with proceeds from Option exercises.

5.          EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1         Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plans.  Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2         Term.

The Plan shall terminate automatically on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 17.3;  provided, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan.  Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.3         Amendment, Suspension and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan, provided,  that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award.  The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange or Securities Market on which the Stock is then listed or publicly traded), provided that no amendment shall be made to the no-repricing provisions of Section 3.5, the Option Price provisions of Section 8.1, or the SAR Exercise Price provisions of Section 9.1 without the approval of the Company’s shareholders.

6.          AWARD ELIGIBILITY AND LIMITATIONS

6.1         Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2         Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a)         The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to a Grantee other than an Outside Director is 200,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 300,000 shares.

(b)         The maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, to a Grantee other than an Outside Director is 100,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 150,000 shares.

(c)         The maximum amount that may be paid as a cash-denominated Annual Incentive Award (whether or not cash-settled) in respect of a Performance Period of 12 months or less to a Grantee other than an Outside Director shall be $5,000,000, and the maximum amount that may be paid as a cash-denominated Performance Award (whether or not cash-settled) in respect of a Performance Period greater than 12 months to a Grantee other than an Outside Director shall be $12,000,000.

(d)         The maximum total compensation (including cash payments and the aggregate Grant Date Fair Market Value of shares of Stock that may be granted under the Plan) that may be paid to or granted in a fiscal year to an Outside Director for his or her service as a member of the Board or a committee of the Board is $750,000; provided, however, that (i) the foregoing limitation shall not apply to the extent that the Outside Director has been or becomes an employee of the Company during the fiscal year and (ii) the Board may make exceptions to this limit for individual Outside Directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (A) the aggregate limit for services as a member of the Board or a committee of the Board does not exceed $1,000,000 in total value during a fiscal year and (B) the Outside Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Outside Directors.  The limit in this section does not apply to compensation to an Outside Director for Service to the Company other than Service as a member of the Board or a committee of the Board.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3         Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original

Grant Date; provided that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.4         Minimum Vesting Requirements.

Except with respect to a maximum of five percent (5%) of the Share Limit, (a) any Award (other than Substitute Awards) that vests on the basis of the Grantee’s continued Service shall not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the Grant Date, and (b) any Award (other than Substitute Awards) that vests upon the attainment of Performance Measures shall be granted with a Performance Period of at least twelve (12) months.  Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Grantee’s death or Disability or (ii) in connection with a Corporate Transaction.  The foregoing five percent (5%) limit shall be subject to adjustment consistent with the share usage rules of Section 4.3 and the adjustment provisions of Section 17.  For the avoidance of doubt, the foregoing provision does not apply to the payment of Dividend Equivalent Rights settled in cash or Dividend Equivalent Rights settled in shares of Stock that are distributed once an underlying award to which the Dividend Equivalent Right relates becomes vested.

7.          AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.  In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.          TERMS AND CONDITIONS OF OPTIONS

8.1         Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2         Vesting and Exercisability.

Subject to Sections 6.4, 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3         Term.

(a)         Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

(b)         If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee.  The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4         Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5         Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date on which the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6         Method of Exercise.

Subject to the terms of Sections 12 and 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7         Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8         Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9         Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only  such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10       Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11       Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12       Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.          TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1         Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of a share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.

9.2         Other Terms.

Subject to Sections 6.4,  9.3 and 17.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR; provided, that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3         Term.

(a)         Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

(b)         If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of stock underlying a Grantee’s SAR is greater than the SAR Exercise Price, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4         Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other person.  Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5         Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6         Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.        TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1       Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past or future Services by the Grantee to the Company or an Affiliate).

10.2       Restrictions.

Subject to Sections 6.4 and 17.3, at the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted

Stock or Stock Units as provided in Section 14.  Awards of Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3       Restricted Stock Certificates; Book-Entry Registration.

Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided, that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.  Pursuant to Section 3.8, to the extent Restricted Stock is represented by a book-entry, such book entry shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

10.4       Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock.  The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock.  All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock.

10.5       Rights of Holders of Stock Units.

10.5.1   Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.

10.5.2   Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6       Termination of Service.

Unless the Committee provides otherwise in an Award Agreement or in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock or Stock Units.

10.7       Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units.  The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8       Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered in accordance with this Section 10.8.

11.        TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY- BASED AWARDS

(a)         The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, subject to the five percent (5%) limit set forth in Section 6.4.  Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or future Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

(b)        The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to Section 6.4, Awards granted pursuant to this Section 11(b) may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals.  The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.        FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1       General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2       Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3       Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock or Stock Units), to the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3.

12.4       Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise, net settlement or share withholding.

13.        TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1       Dividend Equivalent Rights.

A  Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date (with or without being subject to forfeiture or a repayment obligation). A Dividend Equivalent Right may be granted hereunder to any Grantee,  provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Subject to this Section 13, the terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights. Any such reinvestment in additional shares of Stock shall be at the Fair Market Value thereof on the date of such reinvestment.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award.

13.2       Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.        TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1       Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2       Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards that will be paid out to the Grantee thereof.

14.3       Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards earned by the Grantee over such Performance Period.

14.4       Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay earned Performance Awards in the form of cash, shares of Stock, other Awards, other property or a combination thereof and (b) shall pay the value of the earned Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.  Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5       Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance Award or Annual Incentive Award, and the timing thereof, may be subject to the achievement of such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Performance under any of the Performance Measures (i) may be used to measure the performance of (A) the Company, its Subsidiaries and other Affiliates as a whole, (B) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (C) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies, or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select Performance Measure specified in Section 2.30(e) for comparison to performance under one or more stock market indices designated or approved by the Committee.  The Committee also shall have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.  For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions); provided, that such Awards shall not be considered Performance Awards under the Plan.

14.5.1   Evaluation of Performance.

The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.

15.         PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)         to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b)         if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.         REQUIREMENTS OF LAW

16.1       General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person of any provision of the Company’s articles of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2       Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.        EFFECT OF CHANGES IN CAPITALIZATION

17.1       Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1(a), the individual share limits set forth in Section 6.2, and the five percent (5%) limit set forth in Section 6.4 shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Exercise Price, as the case may be.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding SARs as required to reflect such distribution.

17.2       Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Exercise Price, if applicable, so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation.  In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, Performance Awards and Annual Incentive Awards shall be adjusted (including any adjustment to performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards or Annual Incentive Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3       Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or with respect to Performance Awards and Annual Incentive Awards, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)         All Grantees of shares of Restricted Stock, Stock Units, and Dividend Equivalent Rights shall become vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction and any shares of Stock or cash that become vested pursuant to the operation of this Section 17.3(a) shall be delivered, immediately prior to the occurrence of such Corporate Transaction;

(b)         All Grantees of Options and SARs shall become immediately vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction; and

(c)         Either or both of the following two actions may be taken:

(i)          At least fifteen (15) days prior to the scheduled consummation of such a Corporate Transaction, notice shall be given to all Grantees of vested Options and SARs outstanding hereunder (including Options and SARs that become vested pursuant to the operation of Section 17.3(b)) that such Options and SARs shall remain exercisable for a period of fifteen (15) days and shall thereafter be terminated.  With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

and/or

(ii)         The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject such Options or SARs multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Awards.

(d)         For Performance Awards and Annual Incentive Awards denominated in Stock or Stock Units, if less than half of the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply).  If more than half the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or into Unrestricted Stock if no further restrictions apply).  If actual performance is not determinable, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(e)         Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

17.4       Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a)         The Plan and the Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Awards, or for the substitution for such Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

(b)         In the event a Grantee’s Award is assumed, continued, or substituted upon the consummation of any Corporate Transaction and his or her employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee shall be credited with an additional twelve (12) months of Service from the date of such termination for purposes of vesting in the shares subject to such Award and the Grantee’s Award (to the extent vested) may be exercised, to the extent applicable, beginning on the date of such termination and for the one year period immediately following such termination or for such longer period as the Committee shall determine.

17.5       Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in the applicable Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4.  This Section 17 shall not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Corporate Transactions.

17.6       No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

18.        GENERAL PROVISIONS

18.1       Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein.  The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2       Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable.

18.3       Withholding Taxes.

(a)         The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which the same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)         The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdiction).

(c)         Notwithstanding Section 2.18 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4       Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5       Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6       Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.7       Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8       Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9       Foreign Jurisdictions.

To the extent the Committee determines that the terms set by the Committee imposed by the Plan preclude the achievement of the purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan.  The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes.  The special terms and any sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

18.10    Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A.  Any payments described in the Plan that are due within the “short-term deferral period” within the meaning of Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” within the meaning of Code Section 409A will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A.  No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Committee.

* * *

To record adoption of the Plan by the Board as of February 22, 2018 and approval of the Plan by the shareholders on [May 2, 2018] the Company has caused its authorized officer to execute the Plan.

PAPA JOHN’S INTERNATIONAL, INC.

By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PAPA JOHN’S INTERNATIONAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E37771-P01242 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAPA JOHN'S INTERNATIONAL, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, AND "FOR" THE PROPOSALS SET FORTH IN ITEMS 2, 3, AND 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN ITEM 1, AND "FOR" THE PROPOSALS IN ITEMS 2, 3, AND 4. For Against Abstain 1. Election of the following director nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Christopher L. Coleman 2. Ratification of the Selection of Independent Auditors: To ratify the selection of KPMG LLP as the Company's independent auditors for the 2018 fiscal year. 1b. Olivia F. Kirtley ! ! ! ! ! ! 3. Approval of the Papa John's International, Inc. 2018 Omnibus Incentive Plan. Advisory approval of the Company's executive compensation. 1c. Laurette T. Koellner 1d. Sonya E. Medina 4. 1e. John H. Schnatter 1f. Mark S. Shapiro ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Yes ! No ! HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household. Proxy card must be signed and dated below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Papa John's International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. Proxy card must be signed and dated on the reverse side. ∇Please fold and detach card at perforation before mailing.∇ E37772-P01242 PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99900, Louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CAROLINE MILLER OYLER and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 2002 Papa John’s Boulevard, Louisville, Kentucky, on Wednesday, May 2, 2018, at 11:00 A.M., Eastern Time, and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 28, 2018, and a copy of the Company’s Annual Report for the fiscal year ended December 31, 2017. Attention participants in 401(k) plan: If shares of Papa John's International, Inc. common stock are held through the Papa John’s International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 26, 2018 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE) Address Changes/Comments: